                                 EXECUTION COPY



                            STOCK PURCHASE AGREEMENT

                                      among



                                REAL MEDIA, INC.,
                             a Delaware corporation;



                                PUBLIGROUPE S.A.,
               a Company organized under the laws of Switzerland;



                                       and



                         REAL MEDIA EUROPE HOLDING S.A.,
                a Company organized under the laws of Switzerland







             ------------------------------------------------------


                         Dated as of February 8, 2000
            ------------------------------------------------------

                                TABLE OF CONTENTS
                                                                                        Page

SECTION 1. DESCRIPTION OF TRANSACTION................................................     2
         1.1.     Sale of Stock......................................................     2
         1.2.     Closing............................................................     2
         1.3.     Deliveries and Proceedings at Closing..............................     2

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PUBLIGROUPE AND RM EUROPE...............     3
         2.1.     Due Organization; Subsidiaries; Etc................................     3
         2.2.     Organizational Documents; Records..................................     4
         2.3.     Capitalization, Etc................................................     4
         2.4.     Financial Statements...............................................     4
         2.5.     Absence of Changes.................................................     5
         2.6.     Title to Assets; Equipment; Real Property..........................     6
         2.7.     Proprietary Assets.................................................     6
         2.8.     Contracts..........................................................     7
         2.9.     Compliance with Legal Requirements.................................     8
         2.10.    Governmental Authorizations........................................     8
         2.11.    Tax Matters........................................................     8
         2.12.    Employee Benefit Plans.............................................     9
         2.13.    Insurance..........................................................     9
         2.14.    Related Party Transactions.........................................     9
         2.15.    Legal Proceedings; Orders..........................................    10
         2.16.    Authority; Binding Nature of Agreement.............................    10
         2.17.    Non-Contravention; Consents........................................    10
         2.18.    Financial Advisor..................................................    11
         2.19.    Employees..........................................................    11

SECTION 3. REPRESENTATIONS AND WARRANTIES OF REAL MEDIA..............................    11
         3.1.     Due Organization, Standing and Power...............................    11
         3.2.     Organizational Documents; Records..................................    11
         3.3.     Capitalization, Etc................................................    12
         3.4.     Financial Statements...............................................    12
         3.5.     Absence of Changes.................................................    13
         3.6.     Title to Assets; Equipment; Real Property..........................    13
         3.7.     Proprietary Assets.................................................    14
         3.8.     Contracts..........................................................    14
         3.9.     Compliance with Legal Requirements.................................    15
         3.10.    Governmental Authorizations........................................    15
         3.11.    Tax Returns........................................................    15
         3.12.    Employee Benefit Plans.............................................    16
         3.13.    Insurance..........................................................    16


         3.14.    Related Party Transactions.........................................    16
         3.15.    Legal Proceedings; Orders..........................................    17
         3.16.    Authority; Binding Nature of Agreement.............................    17
         3.17.    Non-Contravention; Consents........................................    17
         3.18.    Financial Advisor..................................................    18
         3.19.    Employees..........................................................    18

SECTION 4. CERTAIN COVENANTS AND AGREEMENTS..........................................    18
         4.1.     RMSA Options.......................................................    18
         4.2.     Access to Records and Properties...................................    19
         4.3.     Operation of Business..............................................    20
         4.4.     Advice of Changes..................................................    21
         4.5.     Efforts to Consummate..............................................    21
         4.6.     Additional Agreements..............................................    21
         4.7.     Disclosure.........................................................    21
         4.8.     Survival; Indemnification..........................................    22
         4.9.     Tax Matters........................................................    22
         4.10.    Funding of Cumulative Losses; Forgiveness of Intercompany Loans....    23

SECTION 5. CERTAIN CONDITIONS........................................................    24
         5.1.     Conditions to Each Party's Obligations.............................    24
         5.2.     Conditions to Obligations of Real Media............................    24
         5.3.     Conditions to Obligations of PubliGroupe and RM Europe.............    25

SECTION 6. TERMINATION...............................................................    25
         6.1.     Termination........................................................    25
         6.2.     Effect of Termination..............................................    26

SECTION 7. CERTAIN DEFINITIONS.......................................................    26
         7.1.     Definitions........................................................    26

SECTION 8. MISCELLANEOUS PROVISIONS..................................................    30
         8.1.     Amendment..........................................................    30
         8.2.     Waiver.............................................................    30
         8.3.     Entire Agreement; Counterparts; Applicable Law.....................    30
         8.4.     Assignability......................................................    30
         8.5.     Notices............................................................    30
         8.6.     Cooperation........................................................    31
         8.7.     Titles.............................................................    32


List of Exhibits

Exhibit A         -        Preferred Stock Terms

Exhibit B         -        Second Amended and Restated Voting and Stockholders Agreement

Exhibit C         -        Interim Administrative Services Agreement

Exhibit D         -        RMSA Stockholders Agreement

Exhibit E         -        Technology Transfer Agreement

Exhibit F         -        Cooperation Agreement

Exhibit G         -        Trademark and Tradename Agreement

                                    AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of February __, 2000, by and among REAL MEDIA, INC., a Delaware corporation ("Real Media"); PUBLIGROUPE S.A., a company organized under the laws of Switzerland ("PubliGroupe"); and REAL MEDIA EUROPE HOLDING S.A., a company organized under the laws of Switzerland ("RM Europe"). Certain capitalized terms used in this Agreement are defined in Section 7 hereof.

                                    RECITALS

         A. PubliGroupe owns all of the issued and outstanding capital stock of RM Europe, and, through a wholly-owned subsidiary, all of the issued and outstanding stock of Real Media Limited of Hong Kong ("RM Hong Kong") and Real Media Pte Ltd of Singapore ("RM Singapore").

         B. RM Europe owns all of the issued and outstanding capital stock of Real Media SARL, Real Media Deutschland GmbH, Real Media Technology S.A., Real Media Holding (UK) Ltd and Real Media (UK) Ltd (collectively, the "Wholly-Owned Subsidiaries"). RM Europe owns 49% of the issued and outstanding capital stock of Real Media S.A. ("RMSA") and PubliGroupe owns the remaining 51% of the issued and outstanding capital stock of RMSA (the "RMSA Interest"). The Wholly-Owned Subsidiaries, RM Hong Kong, RM Singapore and RMSA are hereinafter referred to collectively as the "Subsidiaries" and RM Europe and the Subsidiaries are hereinafter referred to collectively as the "Acquired Corporations".

         C. PubliGroupe owns 28.7% of the issued and outstanding capital stock of Real Media, calculated on a fully diluted and converted basis (without giving effect to certain options granted to the chief financial officer and chief executive officer of Real Media).

         D. PubliGroupe has previously agreed to invest an aggregate of $10,000,000 in Real Media (the "Commitment"). As of the date hereof PubliGroupe has funded a portion of the Commitment in exchange for short-term promissory notes of Real Media which are convertible into Common Stock, par value $.01 per share, of Real Media ("Real Media Common Stock") (the "Convertible Notes").

         E. Real Media desires to acquire from PubliGroupe, and PubliGroupe desires to transfer to Real Media, all of the issued and outstanding capital stock of RM Europe and PubliGroupe desires to pay to Real Media the balance of the Commitment and convert the outstanding Convertible Notes, all in exchange for an aggregate of 16,126,525 shares of Real Media Common Stock and 450,000 shares of Series A Convertible Preferred Stock of Real Media having the terms set forth on Exhibit A attached hereto ("Real Media Preferred Stock"). Real Media also desires to acquire from PubliGroupe, and PubliGroupe desires to transfer

(through its wholly-owned subsidiary) to Real Media, all of the issued and outstanding capital stock of RM Hong Kong and RM Singapore in exchange for cash pursuant to the terms hereof.

         F. PubliGroupe wishes to grant Real Media an option to purchase the RMSA Interest, and Real Media wishes to grant PubliGroupe the right to require Real Media to purchase the RMSA Interest, all on the terms set forth herein.

                                      TERMS

         NOW THEREFORE, in consideration of the mutual covenants, promises, representations and agreements contained herein, the parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1. Sale of Stock. Subject to the terms and conditions hereof, at the Closing referred to in Section 1.2 below, (a) PubliGroupe will transfer and deliver to Real Media, all of the outstanding shares of capital stock of RM Europe (the "RM Europe Stock") and all intercompany debt and other obligations owed to PubliGroupe by any Acquired Corporation as of December 31, 1999 shall be extinguished, (b) PubliGroupe will pay to Real Media the balance of the Commitment and convert all of the outstanding Convertible Notes, and (c) Real Media will issue and sell to PubliGroupe 16,126,525 shares of Real Media Common Stock and 450,000 shares of Real Media Preferred Stock. PubliGroupe will also transfer and deliver (through its wholly-owned subsidiary) to Real Media all of the outstanding shares of capital stock of RM Hong Kong and RM Singapore in exchange for the payment by Real Media to PubliGroupe of $10.00.

         1.2. Closing. The closing under this Agreement (the "Closing") will take place at 10:00 A.M., local time, on the later of (i) February 29, 2000 or
(ii) the third business day after all conditions set forth in Section 5 shall have been satisfied or waived, at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112 or at such other time, date or place as the parties shall mutually agree. The date on which Closing occurs is sometimes referred to herein as the "Closing Date."

         1.3. Deliveries and Proceedings at Closing. At the Closing:

            (a) Other Agreements. (i) PubliGroupe, Real Media, and the other parties thereto shall execute and deliver the Second Amended and Restated Voting and Stockholders Agreement in the form attached hereto as Exhibit B, (ii) PubliGroupe, Real Media and RM Europe shall execute and deliver the Interim Administrative Services Agreement in the form attached hereto as Exhibit C, and
(iii) PubliGroupe, Real Media, RM Europe and RMSA shall execute and deliver the RMSA Stockholders Agreement in the form attached hereto as Exhibit D, the Technology Transfer Agreement in the form attached hereto as Exhibit E, the Cooperation Agreement in the form attached hereto as Exhibit F, the Trademark and Tradename Agreement in the form attached hereto as Exhibit G.

            (b) Deliveries by PubliGroupe. PubliGroupe will deliver to Real Media (i) good title to all of the issued and outstanding capital stock of RM Europe, RM Hong Kong and RM Singapore (with respect to the latter two companies, through its wholly-owned subsidiary), free and clear of all liens, security interests, claims and encumbrances, (ii) the balance of the Commitment, by wire transfer of immediately available funds and (iii) the original Convertible Notes duly executed for cancellation and conversion into Real Media Common Stock in accordance with the terms thereof.

            (c) Deliveries by Real Media. Real Media will deliver to PubliGroupe
(i) certificates registered in the name of PubliGroupe for an aggregate of 16,126,525 shares of Real Media Common Stock and 450,000 shares of Real Media Preferred Stock and (ii) $10.00 in payment for the shares of RM Hong Kong and RM Singapore.

            (d) Other Deliveries. The closing certificates, opinions of counsel and other documents and agreements required to be delivered pursuant to this Agreement shall be exchanged.

            (e) Termination of Certain Agreements. Each of (i) the Amended and Restated Technology Transfer Agreement dated April 7, 1998 among Real Media, PubliGroupe and RMSA, (ii) the Amended and Restated Marketing Agreement dated April 7, 1998 among Real Media, PubliGroupe and RMSA, (iii) the Non-Competition Agreement dated December 3, 1996, as amended April 7, 1998, among Real Media, PubliGroupe and RMSA, (iv) the Trademark and Tradename Agreement dated December 3, 1996 among Real Media, PubliGroupe and RMSA, and (v) the Proposed Joint Venture between Real Media and Publicitas Asia to form Real Media Asia, shall terminate and be of no further force and effect, .

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PUBLIGROUPE AND RM EUROPE

         PubliGroupe and RM Europe jointly and severally represents and warrants to Real Media that, except as set forth in the disclosure schedule delivered by PubliGroupe to Real Media on the date of this Agreement (the "PubliGroupe Disclosure Schedule"):

         2.1. Due Organization; Subsidiaries; Etc.

            (a) RM Europe owns no shares of capital stock of, or equity interest of any nature in, any Entity, other than the Subsidiaries. Except with respect to RM Europe's ownership interests in the Subsidiaries, none of the Acquired Corporations own any shares of capital stock of, or equity interest of any nature in, any Entity (other than shares of non-affiliates held as non-material financial investments). None of the Acquired Corporations has agreed or is obligated to make any future investment in or capital contribution to any Entity.

            (b) Each of the Acquired Corporations is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

         2.2. Organizational Documents; Records. PubliGroupe has delivered or made available to Real Media accurate and complete copies of the certificate of incorporation, bylaws or similar organizational documents of each Acquired Corporation, including all amendments thereto. PubliGroupe has made available to Real Media accurate and complete copies of the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of each of the Acquired Corporations and the board of directors and all committees of the board of directors of each of the Acquired Corporations.

         2.3. Capitalization, Etc.

            (a) The authorized, issued and outstanding shares of capital stock of each Acquired Corporation is set forth in Section 2.3(a) of the PubliGroupe Disclosure Schedule. All of the foregoing shares of capital stock have been duly authorized and validly issued, and are fully paid and non-assessable.

            (b) Except as set forth in Section 2.3(b) of the PubliGroupe Disclosure Schedule, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of any of the Acquired Corporations;
(ii) outstanding security, instrument or obligation that is or will become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) Contract under which any of the Acquired Corporations is or will become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

            (c) The outstanding shares of capital stock of RM Europe, RM Hong Kong and RM Singapore are owned beneficially and of record by PubliGroupe (or its wholly-owned subsidiary), free and clear of any Encumbrances. The outstanding shares of capital stock of the Wholly-Owned Subsidiaries, and 49% of the outstanding shares of capital stock of RMSA, are owned beneficially and of record by RM Europe, free and clear of any Encumbrances. 51% of the outstanding shares of capital stock of RMSA are owned beneficially and of record by PubliGroupe, free and clear of any Encumbrances.

         2.4. Financial Statements.

            (a) PubliGroupe has delivered to Real Media the following financial statements and notes (collectively, the "Acquired Corporation Financial Statements"):

                  (i) the audited balance sheets of each of the Subsidiaries as of December 31, 1998 and 1997, and the related audited statements of operations, statements of stockholders' equity and statements of cash flows of each of the Subsidiaries for the years ended

1998, 1997 and 1996, together with the notes thereto and the unqualified report of Ernst & Young LLP relating thereto;

                  (ii) the audited balance sheet of each of the Subsidiaries as of September 30, 1999, and the related audited statement of operations and a statement of cash flows of each such Subsidiary for the nine months then ended, together with the notes thereto and the unqualified report of Ernst & Young LLP relating thereto;

                  (iii) the consolidated balance sheet of RM Europe as of September 30, 1999, and the related consolidated statement of operations and a statement of cash flows of RM Europe from inception through September 30, 1999, together with the notes thereto and the unqualified report of Ernst & Young LLP relating thereto;

                  (iv) the unaudited balance sheet of Real Media Hong Kong as of December 31, 1999 and the related unaudited statement of operations for the six months then ended; and

                  (v) the unaudited balance sheet of Real Media Singapore as of December 31, 1998.

            (b) The Acquired Corporation Financial Statements present fairly, in all material respects, the financial position of the Acquired Corporations as of the respective dates thereof and the results of operations and cash flows of the Acquired Corporations for the periods covered thereby. The Acquired Corporation Financial Statements have been prepared in accordance with US generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except that the unaudited financial statements do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

            (c) Except for liabilities or obligations which are accrued or reserved in the Acquired Corporation Financial Statements (or reflected in the notes thereto) or which were incurred after September 30, 1999 in the ordinary course of business, none of the Acquired Corporations has any liabilities or obligations (accrued or contingent) of a nature required by GAAP to be reflected in a balance sheet or that would be required to be disclosed in footnotes that would be required pursuant to GAAP.

         2.5. Absence of Changes. Except as set forth in Section 2.5 of the PubliGroupe Disclosure Schedule, between September 30, 1999 and the date of this Agreement, none of the Acquired Corporations has:

            (a) sold or transferred any material portion of its assets or any material portion of the interests in such portion other than sales of their respective products in the ordinary course of business;

            (b) suffered any material loss, or material interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

            (c) made any material change in the nature of its business or operations;

            (d) entered into any material transaction other than sales or licenses of their respective products and services;

            (e) incurred any liabilities other than in the ordinary course of business; or

            (f) suffered any adverse change with respect to its business or financial condition which has had a Material Adverse Effect on the Acquired Corporations.

            (g) repaid any debt or liability owed to PubliGroupe or any of its affiliates.

         2.6. Title to Assets; Equipment; Real Property. The Acquired Corporations own, and have good, valid and marketable title to, the assets purported to be owned by them and which are material to the Acquired Corporations or to the conduct of their business. Except as set forth in Section
2.6 of the PubliGroupe Disclosure Schedule, such assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations, taken as a whole. The material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put and are in good condition and repair (ordinary wear and tear excepted). None of the Acquired Corporations owns or leases any real property or any material interest in real property, except for the leaseholds created under the real property leases included in Section
2.8 of the PubliGroupe Disclosure Schedule.

         2.7. Proprietary Assets.

            (a) The Acquired Corporations own or have a valid right to use and exploit the intellectual property in the Acquired Corporation Proprietary Assets. None of the Acquired Corporations jointly owns with any other Person (other than another Acquired Corporation) any Acquired Corporation Proprietary Asset (i) that an Acquired Corporation purports to own and (ii) that is material to the business of the Acquired Corporations. There is no Acquired Corporation Contract pursuant to which any Acquired Corporation has granted any Person other than another Acquired Corporation any right (whether or not currently exercisable) to sublicense, commercially distribute or otherwise market any Acquired Corporation Proprietary Asset.

            (b) The Acquired Corporations have taken commercially reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by public disclosure). No current or former officer, director, stockholder, employee, consultant or independent contractor has any ownership right with respect to any Acquired Corporation Proprietary Asset.

            (c) To the knowledge of PubliGroupe: (i) all patents, trademarks, service marks and copyrights that are registered with any Governmental Body and held by any of the Acquired Corporations are valid and subsisting; (ii) none of the Acquired Corporation Proprietary Assets, the use thereof in the Acquired Corporations' business activities or the conduct of the Acquired Corporations' business as presently conducted infringes any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing any Acquired Corporation Proprietary Asset.

            (d) The Acquired Corporation Proprietary Assets, together with agreements for the license to an Acquired Corporation of software generally available to the public, constitute all the material Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted. Except as set forth in Section 2.7(d) of the PubliGroupe Disclosure schedule, none of the Acquired Corporations has (i) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability (A) to exploit fully any material Acquired Corporation Proprietary Assets or (B) to transact business in any market or geographical area or with any Person.

            (e) Section 2.7(e) of the PubliGroupe Disclosure Schedule sets forth all patents that have been issued to an Acquired Corporation, patent applications that have been filed by an Acquired Corporation and trademarks that have been registered by an Acquired Corporation and the jurisdictions in which such patents have been issued, patent applications have been filed and trademarks have been registered.

         2.8. CONTRACTS.

            (a) Section 2.8 of the PubliGroupe Disclosure Schedule identifies each Acquired Corporation Contract. PubliGroupe has delivered or made available to Real Media accurate and complete copies of the Acquired Corporation Contracts. Each Acquired Corporation Contract is valid and in full force and effect.

            (b) None of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the knowledge of PubliGroupe and the Acquired Corporations, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except where such violations, breaches or defaults have not had and will not have a Material Adverse Effect on the Acquired Corporations.

            (c) None of the Acquired Corporations has executed any written amendments of, or waived in writing any of its material rights under, any Acquired Corporation Contract.

         2.9. COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is in compliance with applicable Legal Requirements, except where the failure to comply with such Legal Requirements will not have a Material Adverse Effect on the Acquired Corporations. None of the Acquired Corporations has received (i) at any time since January 1, 1997, any notice or written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement or (ii) prior to January 1, 1997 any such notice or communication that remains pending. To the knowledge of PubliGroupe, no investigation or review of the Acquired Corporations by any Governmental Body is pending or threatened.

         2.10. GOVERNMENTAL AUTHORIZATIONS. The Acquired Corporations hold the Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted and in compliance with applicable Legal Requirements, except where the failure to hold such Governmental Authorizations will not have a Material Adverse Effect on the Acquired Corporations. Such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is in compliance with the terms and requirements of such Governmental Authorizations except where failure to be in compliance will not have a Material Adverse Effect on the Acquired Corporations. None of the Acquired Corporations has received (i) at any time since January 1, 1997 any written notice or other written communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (ii) prior to January 1, 1997 any such notice or communication that remains pending.

         2.11. TAX MATTERS. The Acquired Corporations have timely filed or caused to be filed all Tax Returns required to be filed, or, requests for extensions to file such Tax Returns have been filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect would not have a Material Adverse Effect on the Acquired Corporations. All such Tax Returns are complete and accurate in all material respects, except to the extent that such failures to be complete or accurate would not have a Material Adverse Effect on the Acquired Corporations. The Acquired Corporations have paid all Taxes shown as due on such Tax Returns, and the Acquired Corporation Financial Statements fully accrue the Acquired Corporations' liabilities for Taxes with respect to all periods in accordance with GAAP. No deficiencies for any Tax have been proposed in writing, asserted or assessed, in each case by any Governmental Authority, against the Acquired Corporations for which there are not adequate reserves, except for deficiencies that would not have a Material Adverse Effect on the Acquired Corporations. There are no examinations or audits of any Acquired Corporation Tax Return currently underway.

         2.12. EMPLOYEE BENEFIT PLANS.

            (a) Section 2.12 of the PubliGroupe Disclosure Schedule sets forth a true and complete list of each material, stock purchase, stock option, stock bonus, profit sharing and other equity compensation plan, program, agreement or arrangement; and each material employment, termination or severance plan, agreement or arrangement, in each case that is sponsored, maintained or contributed to or required to be contributed to by any Acquired Corporation, or to which any Acquired Corporation is a party, whether written or oral, for the benefit of any employee or former employee of the Acquired Corporation.

            (b) Each PubliGroupe Plan has been administered and operated in compliance with its terms and applicable law in all material respects.

            (c) There are no liabilities of any Acquired Corporation with respect to any PubliGroupe Plan, other than (i) liabilities disclosed or provided for in the Acquired Corporation Financial Statements and (ii) liabilities none of which will have a Material Adverse Effect on the Acquired Corporations.

         2.13. INSURANCE. Since December 31, 1997, none of the Acquired Corporations has received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending material claim (including any workers' compensation claim) under or based upon any insurance policy of any of the Acquired Corporations. Each insurance policy of the Acquired Corporations is in full force and effect.

         2.14. RELATED PARTY TRANSACTIONS. No Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of any of the Acquired Corporations. No Related Party has any direct or indirect financial interest in any Acquired Corporation Contract, transaction or business dealing involving any of the Acquired Corporations. No Related Party is competing directly or indirectly with any of the Acquired Corporations. No Related Party has any claim or right against any of the Acquired Corporations (other than rights to receive compensation for services performed as an employee of an Acquired Corporation). (For purposes of this Section 2.14 each of the following shall be deemed to be a "Related Party": (i) each individual who is an officer of PubliGroupe or any of the Acquired Corporations; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than an Acquired Corporation) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         2.15. LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Section 2.15 of the PubliGroupe Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of PubliGroupe) no Person has overtly threatened to commence any Legal
Proceeding: (i) that involves any of the Acquired Corporations or any assets owned or used by any of the Acquired Corporations which, if adversely determined, would have a Material Adverse Effect on the Acquired Corporations; or (ii) that challenges any of the transactions contemplated by this Agreement.

            (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any assets owned or used by any of the Acquired Corporations, is subject.

         2.16. AUTHORITY; BINDING NATURE OF AGREEMENT. PubliGroupe and RM Europe each has all necessary corporate right, power and authority to enter into and to perform its respective obligations under this Agreement. This Agreement has been duly executed and delivered by PubliGroupe and RM Europe and constitutes the legal, valid and binding obligation of PubliGroupe and RM Europe, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.17. NON-CONTRAVENTION; CONSENTS. Except as set forth in Section 2.17(d) of the PubliGroupe Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or similar organizational documents of PubliGroupe or any of the Acquired Corporations;

            (b) contravene, conflict with or result in a violation of, any Legal Requirement or any order, writ, injunction, judgment or decree to which PubliGroupe or any of the Acquired Corporations, or any material assets owned or used by any of such Entities, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of any material Governmental Authorization that is held by PubliGroupe or any of the Acquired Corporations or that otherwise relates to the business of any of such Entities or to any material assets owned or used by any of such Entities; or

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, or result in the creation of any lien with respect to the assets of an Acquired Corporation pursuant to, any provision of any Acquired Corporation Contract, except for any such violations, liens, breaches or defaults, or failures to give notice that will not have a Material Adverse Effect on the Acquired Corporations.

None of PubliGroupe and the Acquired Corporations is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the transactions contemplated by this Agreement, except where the failure to take such actions will not have a Material Adverse Effect on the Acquired Corporations.

         2.18. FINANCIAL ADVISOR. Except as set forth in Section 2.18 of the PubliGroupe Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

         2.19. EMPLOYEES. Section 2.19 of the PubliGroupe Disclosure Schedule contains an accurate list of: (i) all written agreements providing for a term of employment of six months or more between any Acquired Corporation and any current or retired employee; and (ii) all collective bargaining agreements to which any Acquired Corporation is a party (other than any labor contracts mandated by applicable law). No strike or labor dispute involving any Acquired Corporation and a group of its employees has occurred during the last three years or, to the knowledge of PubliGroupe, is threatened. The Acquired Corporations have complied in all material respects with applicable wage and hour, equal employment, safety and other legal requirements relating to its employees, except where the failure to comply will not have a Material Adverse Effect on the Acquired Corporations.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF REAL MEDIA

         Real Media represents and warrants to PubliGroupe that, except as set forth in the disclosure schedule delivered by Real Media to PubliGroupe on the date of this Agreement (the "Real Media Disclosure Schedule"):

         3.1. DUE ORGANIZATION, STANDING AND POWER.

            (a) Real Media is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Real Media has the necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound. Real Media owns no shares of capital stock of, or equity interest of any nature in, any Entity other than those disclosed in Section 3.1(a) of the Real Media Disclosure Schedule.

            (b) Real Media is qualified to do business as a foreign corporation, and is in good standing, under the laws of the jurisdictions where the nature of its business requires such qualification and where the failure to so qualify will have a Material Adverse Effect on Real Media. Each such jurisdiction is listed in Section 3.1(b) of the Real Media Disclosure Schedule.

         3.2. ORGANIZATIONAL DOCUMENTS; RECORDS. Real Media has delivered or made available to PubliGroupe accurate and complete copies of the certificate of incorporation and bylaws of Real Media, including all amendments thereto. Real Media has made available to PubliGroupe accurate and complete copies of the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Real Media and the board of directors and all committees of the board of directors of Real Media.

         3.3. CAPITALIZATION, ETC.

            (a) The authorized capital stock of Real Media is 27,000,000 shares divided into two classes consisting of: (i) 18,000,000 shares of common stock, par value $.001 per share, of which 9,836,150 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 9,000,000 shares of Preferred Stock, par value $.001 per share, none of which shares have been issued. All of the outstanding shares of capital stock of Real Media have been duly authorized and validly issued, and are fully paid and non-assessable.
Section 3.3(a) of the Real Media Disclosure Schedule sets forth the number of issued and outstanding shares of its capital stock, the name of each owner of such shares and the number of shares owned by each.

            (b) As of the date of this Agreement, 1,495,206 shares of Real Media common stock are reserved for future issuance pursuant to stock options granted and outstanding.

            (c) Except as set forth in Section 3.3(c) of the Real Media Disclosure Schedule, as of the date of this Agreement there is no: (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of Real Media; (ii) outstanding security, instrument or obligation that is or will become convertible into or exchangeable for any shares of the capital stock or other securities of Real Media; or (iii) Contract under which Real Media is or will become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

         3.4. FINANCIAL STATEMENTS.

            (a) Real Media has delivered to PubliGroupe the following financial statements and notes (collectively, the "Real Media Financial Statements"):

                  (i) the audited balance sheets of Real Media as of December 31, 1998 and 1997 and the related audited statements of operations, statements of stockholders' equity and statements of cash flows of Real Media for the years ended December 31, 1998, 1997, and 1996 together with the notes thereto and the unqualified report of Ernst & Young LLP thereon; and

                  (ii) the audited balance sheet of Real Media as of September 30, 1999, and the related audited statement of operations and a statement of cash flows of Real Media for the nine months then ended, together with notes thereto and the unqualified report of Ernst & Young LLP thereon.

            (b) The Real Media Financial Statements present fairly, in all material respects, the financial position of Real Media as of the respective dates thereof and the results of operations and cash flows of Real Media for the periods covered thereby. The Real Media Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the unaudited financial statements do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

            (c) Except for liabilities or obligations which are accrued or reserved in the statements (or reflected in the notes thereto) or which were incurred after September 30, 1999 in the ordinary course of business, Real Media has no liabilities or obligations (accrued or contingent) of a nature required by GAAP to be reflected in a balance sheet or that would be required to be disclosed in footnotes that are required pursuant to GAAP.

         3.5. ABSENCE OF CHANGES. Between September 30, 1999 and the date of this Agreement, Real Media has not:

            (a) sold or transferred any material portion of its assets or any material portion of the interests in such portion other than sales of Real Media's products in the ordinary course of business;

            (b) suffered any material loss, or material interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

            (c) made any material change in the nature of its business or operations;

            (d) entered into any material transaction other than sales of Real Media's products;

            (e) incurred any liabilities other than in the ordinary course of business; or

            (f) suffered any adverse change with respect to its business or financial condition which has had a Material Adverse Effect on Real Media.

         3.6. TITLE TO ASSETS; EQUIPMENT; REAL PROPERTY. Real Media owns, and has good, valid and marketable title to, the assets purported to be owned by it and which are material to Real Media or to the conduct of its business. Except as set forth in Section 3.6 of the Real Media Disclosure Schedule, such assets are owned by Real Media free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of Real Media. The material items of equipment and other tangible assets owned by or leased to Real Media are adequate for the uses to which they are being put and are in good condition and repair (ordinary wear and tear excepted). Real Media does not own or lease any real property or any material interest in real property, except for the leaseholds created under the real property leases included in Section 3.6 of the Real Media Disclosure Schedule.

         3.7. PROPRIETARY ASSETS.

            (a) Real Media owns or has a valid right to use and exploit the intellectual property in the Real Media Proprietary Assets. Real Media does not jointly own with any other Person any Real Media Proprietary Asset (i) that Real Media purports to own and (ii) that is material to the business of Real Media or its subsidiaries. Except as set forth in Section 3.7(a) of the Real Media Disclosure Schedule, there is no Real Media Contract pursuant to which Real Media has granted any Person any right (whether or not currently exercisable) to sublicense, commercially distribute or otherwise exploit any Real Media Proprietary Asset.

            (b) Real Media has taken commercially reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of the Real Media Proprietary Assets (except Real Media Proprietary Assets whose value would be unimpaired by public disclosure). No current or former officer, director, stockholder, employee, consultant or independent contractor has any ownership right with respect to any Real Media Proprietary Asset.

            (c) To the knowledge of Real Media: (i) all patents, trademarks, service marks and copyrights that are registered with any Governmental Body and held by Real Media are valid and subsisting; (ii) none of the Real Media Proprietary Assets, the use thereof in Real Media's and its subsidiaries' business activities or the conduct of Real Media's business as presently conducted by it infringes any Proprietary Asset owned or used by any other Person; and (iii) no person is infringing any Real Media Proprietary Asset.

            (d) The Real Media Proprietary Assets, together with agreements for the license to Real Media of software generally available to the public, constitute all the material Proprietary Assets necessary to enable Real Media to conduct its business in the manner in which such business is currently being conducted. Except as set forth in Section 3.7(a) of the Real Media Disclosure Schedule, Real Media has not (i) licensed any of the Real Media Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability (A) to exploit fully any material Real Media Proprietary Asset or (B) to transact business in any market or geographical area or with any Person.

Section 3.7 of the Real Media Disclosure Schedule sets forth all patents that have been issued to Real Media, patent applications that have been filed by Real Media and trademarks that have been registered by Real Media and the jurisdictions in which such patents have been issued, patent applications have been filed and trademarks have been registered.

         3.8. CONTRACTS.

            (a) Section 3.8 of the Real Media Disclosure Schedule identifies each Real Media Contract. Real Media has delivered or made available to PubliGroupe accurate and complete copies of the Real Media Contracts. Each Real Media Contract is valid and in full force and effect.

            (b) Real Media has not violated or breached, or committed any default under, any Real Media Contract, and, to the knowledge of Real Media, no other Person has violated or breached, or committed any default under, any Real Media Contract, except where such violations, breaches or defaults and have not had and will not have a Material Adverse Effect on Real Media.

            (c) Real Media has not executed any written amendments of, or waived in writing any of its material rights under, any Real Media Contract.

         3.9. COMPLIANCE WITH LEGAL REQUIREMENTS. Real Media is in compliance with applicable Legal Requirements, except where the failure to comply with such Legal Requirements will not have a Material Adverse Effect on Real Media. Real Media has not received (i) at any time since January 1, 1997 any notice or written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement or (ii) prior to January 1, 1997 any such notice or communication that remains pending. To the knowledge of Real Media, no investigation or review of Real Media by any Governmental Body is pending or threatened.

         3.10. GOVERNMENTAL AUTHORIZATIONS. Real Media holds the Governmental Authorizations necessary to enable Real Media to conduct its business in the manner in which such business is currently being conducted and in compliance with applicable Legal Requirements, except where the failure to hold such Governmental Authorizations will not have a Material Adverse Effect on Real Media. Such Governmental Authorizations are valid and in full force and effect. Real Media is in compliance with the terms and requirements of such Governmental Authorizations except where the failure to be in compliance will not have a Material Adverse Effect on Real Media. Real Media has not received (i) at any time since January 1, 1997 any written notice or other written communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (ii) prior to January 1, 1997 any such notice or communication that remains pending.

         3.11. TAX RETURNS. Real Media has timely filed or caused to be filed all Tax Returns required to be filed, or, requests for extensions to file such Tax Returns have been filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect would not have a Material Adverse Effect on Real Media. All such Tax Returns are complete and accurate in all material respects, except to the extent that such failures to be complete or accurate would not have a Material Adverse Effect on Real Media. Real Media has paid all Taxes shown as due on such Tax Returns, and the Real Media Financial Statements fully accrue Real Media's liabilities for Taxes with respect to all periods in accordance with GAAP. No deficiencies for any Tax have been proposed in writing, asserted or assessed, in each case by any Governmental Authority, against Real Media for which there are not adequate reserves, except for deficiencies that would not have a Material Adverse Effect on Real Media. There are no examinations or audits of any Real Media Tax Return currently underway.

         3.12. EMPLOYEE BENEFIT PLANS.

            (a) Section 3.10 of the Real Media Disclosure Schedule sets forth a true and complete list of each material defined compensation, incentive compensation, stock purchase, stock option, stock bonus, profit sharing and other equity compensation plan, program, agreement or arrangement; and each material employment, termination or severance plan, agreement or arrangement; in each case that is sponsored, maintained or contributed to or required to be contributed to by Real Media or any ERISA Affiliate of Real Media, that together with Real Media would be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA, or to which Real Media or any of Real Media's ERISA Affiliate, is a party, whether written or oral, for the benefit of any employee or former employee of Real Media and whether or not subject to ERISA.

            (b) Each Real Media Plan has been administered and operated in compliance with its terms and applicable law in all material respects.

            (c) There are no liabilities of Real Media or any of Real Media's ERISA Affiliates with respect to any Plan, other than (i) liabilities disclosed or provided for in the Real Media Financial Statements and (ii) liabilities none of which would have a Material Adverse Effect on Real Media.

         3.13. INSURANCE. Since December 31, 1997, Real Media has not received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending material claim (including any workers' compensation claim) under or based upon any insurance policy of Real Media. Each insurance policy of Real Media is in full force and effect.

         3.14. RELATED PARTY TRANSACTIONS. No Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of Real Media. No Related Party has any direct or indirect financial interest in any Real Media Contract, transaction or business dealing involving Real Media. No Related Party is competing directly or indirectly with Real Media. No Related Party has any claim or right against Real Media (other than rights to receive compensation for services performed as an employee of Real Media). (For purposes of this Section 3.14 each of the following shall be deemed to be a "Related Party": (i) each individual who is an officer of Real Media;
(ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than Real Media) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting proprietary or equity interest.

         3.15. LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Section 3.15 of the Real Media Disclosure Schedule, there is no pending Legal Proceeding and (to the knowledge of Real Media) no Person has overtly threatened to commence any Legal Proceeding: (i) that involves Real Media or any of the assets owned or used by Real Media which, if adversely determined, would have a Material Adverse Effect on Real Media; or
(ii) that challenges any of the transactions contemplated by this Agreement.

            (b) There is no order, writ, injunction, judgment or decree to which Real Media or any assets owned or used by Real Media is subject.

         3.16. AUTHORITY; BINDING NATURE OF AGREEMENT. Real Media has all necessary corporate right, power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Real Media and constitutes the legal, valid and binding obligation of Real Media, enforceable against Real Media in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.17. NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of Real Media;

            (b) contravene, conflict with or result in a violation of, any Legal Requirement or any order, writ, injunction, judgment or decree to which or any material assets owned or used by Real Media is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of any material Governmental Authorization that is held by Real Media or that otherwise relates to the business of Real Media or to any material assets owned or used by Real Media; or

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, or result in the creation of any lien with respect to Real Media's assets pursuant to, or require the giving of notice under, any provision of any Real Media Contract, except for any such violations, liens, breaches or defaults, or failures to give notice that will not have a Material Adverse Effect on Real Media.

Real Media is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the transactions contemplated by this Agreement, except where the failure to take such actions will not have a Material Adverse Effect on Real Media.

         3.18. FINANCIAL ADVISOR. Except as set forth in Section 3.18 of the Real Media Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

         3.19. EMPLOYEES. Section 3.19 of the Real Media Disclosure Schedule contains an accurate list of: (i) all written agreements providing for a term of employment of six months or more between Real Media and any current or retired employee; and (ii) all collective bargaining agreements to which Real Media is a party. No strike or labor dispute involving Real Media and a group of its employees has occurred during the last three years or, to the knowledge of Real Media, is threatened. Real Media has complied in all material respects with applicable wage and hour, equal employment, safety and other legal requirements relating to its employees, except where the failure to comply will not have a Material Adverse Effect on Real Media.

SECTION 4.                 CERTAIN COVENANTS AND AGREEMENTS

         4.1. RMSA OPTIONS. PubliGroupe and Real Media (and RM Europe as required) grant to each other the following options with respect to the RMSA
Interest:

              (a) THE PURCHASE ELECTION. At any time prior to January 1, 2002, Real Media shall have the right, exercisable by notice given to PubliGroupe at any time, to elect to purchase from PubliGroupe all, but not less than all, of the RMSA Interest. If such notice (the "Purchase Election") is given, it shall constitute an agreement by PubliGroupe to sell, and Real Media to purchase, all of the RMSA Interest on a date selected by Real Media which is no more than ten
(10) business days following the establishment of the purchase price for the RMSA Interest.

              (b) THE SALE ELECTION. At any time prior to January 1, 2002, PubliGroupe shall have the right to elect, by notice to Real Media, to sell to Real Media all, but not less than all, of the RMSA Interest. If such notice (the "Sale Election") is given, it shall constitute an agreement by PubliGroupe to sell, and Real Media to purchase, all of the RMSA Interest on a date selected by Real Media which is no more than ten (10) business days following the establishment of the purchase price for the RMSA Interest.

              (c) PURCHASE PRICE; CLOSING. The purchase price for the RMSA Interest shall be the Fair Market Value thereof on the date the Sale Election or Purchase Election is made by Real Media or PubliGroupe, as the case may be. The closing for any purchase pursuant to the exercise of the Purchase Election or the Sale Election shall take place at Real Media's principal executive offices. At the closing (i) PubliGroupe shall deliver good title to certificates representing the RMSA Interest, free and clear of all liens, claims or encumbrances, duly endorsed in blank for transfer or with duly executed stock powers attached, (ii) PubliGroupe and

Real Media shall reaffirm to each other the representations and warranties contained in Section 2 and Section 3 hereof, respectively, with respect to itself and RMSA (in the case of PubliGroupe) as of the date of closing, and
(iii) Real Media shall pay the purchase price in immediately available funds, or, at the election of Real Media all or any part of the purchase price may be paid by delivery of certificates representing Real Media Common Stock. For purposes of calculating the number of shares of Real Media Common Stock to be delivered, the per share value of Real Media Common Stock shall be (i) the average of the Closing Market Prices per share for such Stock for the sixty (60) trading days ended on the second business day preceding the closing for the payment of the purchase price, or (ii) if Real Media Common Stock is not then publicly traded, the parties shall establish the fair market value per share for the Real Media Common Stock by using the same mechanism for determining the fair market value of the RMSA Interest. The PubliGroupe designees to the Real Media Board of Directors shall not participate in any vote of the Real Media Board with respect to the matters set forth in this Section 4.1, including without limitation approval of the final purchase price or the manner of payment thereof (in cash or Real Media Common Stock).

         4.2. ACCESS TO RECORDS AND PROPERTIES.

              (a) From and after the date hereof until the Closing or the earlier termination of this Agreement pursuant to Section 6.1 hereof (the "Executory Period"), PubliGroupe and RM Europe shall afford( subject to any applicable laws relating to the maintenance of confidentiality or the preservation of privacy of data and information): (i) to the officers, independent certified public accountants, legal counsel and other representatives of Real Media, free and full access at all reasonable times and upon reasonable prior notice to all of its properties, books and records (including tax returns filed and those in preparation), in order that Real Media and such other persons may have full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of the Acquired Corporations; and (ii) to the independent certified public accountants of Real Media, free and full access at all reasonable times and upon reasonable prior notice to the work papers of the independent certified public accountants for the Acquired Corporations. Additionally, PubliGroupe and RM Europe will permit Real Media, its officers, directors, auditors, legal counsel and other representatives to make such reasonable inspections of it and its operations during normal business hours as Real Media may reasonably require and PubliGroupe and RM Europe will cause its officers and the officers of the Acquired Corporations to furnish to Real Media and such other persons, such additional financial and operating data and other information as to its business and properties as Real Media or such other persons shall from time to time reasonably request. No investigation pursuant to this Section 4.2(a), or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of PubliGroupe and RM Europe.

              (b) During the Executory Period, Real Media shall afford( subject to any applicable laws relating to the maintenance of confidentiality or the preservation of privacy of data and information): (i) to the officers, independent certified public accountants, legal counsel and other representatives of PubliGroupe, free and full access at all reasonable times and upon reasonable prior notice to all of its properties, books and records (including tax returns filed and those in preparation), in order that PubliGroupe and such other persons may have full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of Real Media; and (ii) to the independent certified public accountants of PubliGroupe, free and full access at all reasonable times and upon reasonable prior notice to the work papers of the independent certified public accountants for Real Media. Additionally, Real Media will permit PubliGroupe, its officers, directors, auditors, legal counsel and other representatives to make such reasonable inspections of it and its operations during normal business hours as PubliGroupe may reasonably require and Real Media will cause its officers to furnish to PubliGroupe and such other persons, such additional financial and operating data and other information as to its business and properties as PubliGroupe or such other persons shall from time to time reasonably request. No investigation pursuant to this Section 4.2(b), or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of Real Media.

         4.3. OPERATION OF BUSINESS.

              (a) During the Executory Period, PubliGroupe shall (i) cause the Acquired Corporations to operate its respective businesses as now operated and only in the normal and ordinary course and, consistent with such operation, (ii) use its best efforts to preserve intact their respective business organizations,
(iii) keep available the services of their respective officers and employees and
(iv) maintain satisfactory relationships with their respective customers and other persons having business dealings with each of them. Without limiting the generality of the foregoing, during the Executory Period PubliGroupe shall cause the Acquired Corporations to not, without the prior written consent of Real Media, (i) take any action that would result in any of the representations and warranties of PubliGroupe and RM Europe herein becoming untrue, (ii) issue or agree to issue any shares of their respective capital stock or securities, rights, options or warrants convertible into or exercisable or exchangeable for shares of their respective capital stock (other than shares of capital stock issuable upon exercise or conversion of outstanding rights and options in accordance with the present terms thereof) or (iii) take or cause to occur any of the actions or transactions described in Section 2.5 hereof.


              (b) During the Executory Period, Real Media shall (i) operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, (ii) use its best efforts to preserve intact its business organization, (iii) keep available the services of its officers and employees and (iv) maintain satisfactory relationships with their respective customers and other persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, Real Media shall not, without the prior written consent of PubliGroupe, (i) take any action that would result in any of the representations and warranties of Real Media herein becoming untrue, (ii) issue or agree to issue any shares of its capital stock or securities, rights, options or warrants convertible into or exercisable or exchangeable for shares of its capital stock (other than shares of capital stock issuable upon exercise or conversion of outstanding rights and options in accordance with the present terms thereof) or (iii) take or cause to occur any of the actions or transactions described in Section 3.5 hereof.

         4.4. ADVICE OF CHANGES. The parties shall confer on a regular and frequent basis with each other, report on operational matters and promptly advise each other orally and in writing of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party.

         4.5. EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, the parties shall use their best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Section 5 hereof as soon as reasonably practicable. The parties also acknowledge that they have entered into this Agreement in contemplation of an initial public offering by Real Media of its Common Stock (the "IPO"). Accordingly, the parties agree to cooperate with each other and to use their best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the IPO.

         4.6. ADDITIONAL AGREEMENTS. Each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, and (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained.

         4.7. DISCLOSURE.

              (a) PubliGroupe and the Acquired Corporations shall not, and shall not permit any of their Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the transactions contemplated by this Agreement unless (i) Real Media shall have approved such press release or written material (it being understood that Real Media shall not unreasonably withhold its approval of any such press release or written material), or (ii) PubliGroupe or the Acquired Corporations shall have been advised by outside legal counsel that the issuance of such press release or the dissemination of such written material is required or advisable by any applicable law or regulation, and PubliGroupe shall have consulted with Real Media prior to issuing such press release or disseminating such written material. PubliGroupe and the Acquired Corporations shall use reasonable efforts to ensure that none of their Representatives make any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by Real Media with respect to the transactions contemplated by this Agreement.

              (b) Real Media shall not, and shall not permit any of its Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the transactions contemplated by this Agreement unless (i) PubliGroupe shall have approved such press release or written material (it being understood that PubliGroupe shall not unreasonably withhold its approval of any such press release or written material), or (ii) Real

Media shall have been advised by outside legal counsel that the issuance of such press release or the dissemination of such written material is required or advisable by any applicable law or regulation, and Real Media shall have consulted with PubliGroupe prior to issuing such press release or disseminating such written material. Real Media shall use reasonable efforts to ensure that none of its Representatives makes any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by PubliGroupe with respect to the transactions contemplated by this Agreement.

         4.8. SURVIVAL; INDEMNIFICATION. The representations and warranties made in this Agreement shall survive the closing of the transactions contemplated hereby for two years (other than with respect to Taxes, which shall survive until the expiration of the thirty (30) day period following the expiration of the applicable statute of limitations), and statements made in schedules delivered hereunder shall be deemed to be representations and warranties made hereunder. Each representing party shall indemnify, defend and hold harmless the party to whom the representations were made (the "Recipient") and their directors, officers, employees and Representatives against any and all claims, damages, losses, costs or expenses (including attorneys' fees) suffered by the Recipient due to, based upon or otherwise in respect of (i) any inaccuracy in, or breach of, any representation made to the Recipient in this Agreement or any schedule delivered hereunder and (ii) any breach of any covenant made by the other party. If any claim is brought by a third party in respect of which indemnification may be sought hereunder, then the indemnified party may not settle such claim without the prior written consent of the indemnifying party. PubliGroupe shall have no right of contribution from any Acquired Corporation for any claim made by Real Media against PubliGroupe under this Section or otherwise under this Agreement after the Closing Date. Upon the receipt by PubliGroupe of all of the shares of Real Media Common Stock to which it is entitled under Section 1 hereof, PubliGroupe hereby agrees that the Acquired Corporations shall be irrevocably released and discharged of and from all claims, liabilities, obligations and causes of action whatsoever (other than the obligations of any Acquired Corporation (i) for the inter-company debt, if any, referred to in the last sentence of Section 4.10 hereof and (ii) under any contract or agreement with PubliGroupe listed on Schedule 2.8 of the PubliGroupe Disclosure Schedule which is identified as surviving the Closing or under any Exhibit attached hereto which PubliGroupe has or may have against any Acquired Corporation for any matter arising at any time on or before the Closing Date.

         4.9. TAX MATTERS.

              (a) TERMINATION OF TAX SHARING AGREEMENT. Except as otherwise provided in this Section 4.9, all Tax sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, that may exist between the Acquired Corporations and PubliGroupe or its affiliates ("Tax Sharing Arrangements") and all obligations thereunder shall terminate as of the Closing Date and no Acquired Corporation shall have any liability thereunder for any and all amounts due in respect of periods prior to Closing Date.

              (b) CERTAIN PUBLIGROUPE TAX RETURNS. Each Acquired Corporation shall continue to be included for all taxable periods ending on or before the Closing Date in any tax returns filed with PubliGroupe or any of its affiliates (other than the Acquired Corporations) on a consolidated, combined or similar basis (all such Tax Returns including taxable periods of the Acquired Corporations ending on or before the Closing Date are hereinafter referred to as "Pre-Closing Consolidated Returns"). PubliGroupe shall timely prepare and file (or cause to be prepared and filed) all Pre-Closing Consolidated Returns. All Pre-Closing Consolidated Returns shall be prepared in a manner consistent with prior practice. PubliGroupe shall timely pay (or cause to be paid) all Taxes required to be paid with such Pre-Closing Consolidated Returns.

              (c) TAX COOPERATION. After the Closing Date, PubliGroupe shall submit to Real Media blank Tax Return workpaper packages reasonably necessary for PubliGroupe to prepare any Pre-Closing Consolidated Returns. Real Media shall cause the Acquired Corporations to prepare completely and accurately in all material respects all information that PubliGroupe shall reasonably request in such workpaper packages and shall submit to PubliGroupe such packages within the later of 90 days after Real Media's receipt thereof or 90 days after the close of the taxable period to which a workpaper package relates. Each party shall cooperate with the other in connection with any tax investigation, audit or other preceding. Following the Closing, Real Media and PubliGroupe and their subsidiaries shall preserve all information, returns, books, record and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of all litigation with respect to Taxes for such period.

              (d) INDEMNIFICATION. After the Closing Date, PubliGroupe shall indemnify and hold harmless Real Media from and against any Tax liability with respect to (i) any Pre-Closing Consolidated Return or Tax Sharing Arrangements;
(ii) the Acquired Corporations attributable to or apportioned to any period on or before the Closing Date; (iii) any Tax liability of the Acquired Corporations attributable to the acquisition by RM Europe of the Subsidiaries or the transfer by PubliGroupe of RM Europe, RM Hong Kong or RM Singapore to Real Media pursuant hereto; and (iv) any breach of Section 2.11 hereof. PubliGroupe shall pay such amounts as it is obligated to pay to Real Media under the preceding sentence within 30 days after payment of any applicable Tax liability by Real Media or the applicable Acquired Corporation and to the extent not paid by PubliGroupe within such 30-day period shall thereafter include interest thereon at the prime rate.

         4.10. FUNDING OF CUMULATIVE LOSSES; FORGIVENESS OF INTERCOMPANY LOANS. All intercompany loans by PubliGroupe to each of the Acquired Corporations outstanding on December 31, 1999 shall be forgiven and extinguished. PubliGroupe will fund the cumulative deficit of each Acquired Corporation from inception through December 31, 1999 with such forgiveness of all outstanding intercompany loans and with equity capital contributions so that each Acquired Corporation has a positive net worth as of December 31, 1999, as determined in accordance with GAAP. PubliGroupe shall also fund the negative cash balance, if any, of each Acquired Corporation as of December 31,1999 with equity capital contributions. Within thirty (30) days after completion of the audit of RM Europe for the year ended December 31, 1999,

PubliGroupe shall pay RM Europe or Real Media any amounts which have not been funded by PubliGroupe in accordance with this Section 4.10. Any intercompany loan made by PubliGroupe to an Acquired Corporation on or after January 1, 2000 through the date of Closing to finance current year operations shall remain outstanding and shall be repaid by RM Europe or Real Media within thirty (30) days after completion of the audit of RM Europe for the year ended December 31, 1999.

         SECTION 5. CERTAIN CONDITIONS

         5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of the parties to effect the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

              (a) AGREEMENTS. The Agreements referred to in Section 1.4(a) hereof shall have been executed and delivered by the parties thereto in substantially the forms attached hereto as Exhibits B through G, respectively.

              (b) APPROVALS. All Governmental Authorizations and corporate approvals required in connection with the transactions contemplated hereby shall have been obtained and shall be in full force and effect. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated hereby shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any applicable law that makes consummation of this Agreement illegal.

         5.2. CONDITIONS TO OBLIGATIONS OF REAL MEDIA. The obligations of Real Media to perform this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Real
Media:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the PubliGroupe and RM Europe set forth in Section 2 hereof shall in each case be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at and as of such dates, respectively, and the Buyers shall have received a certificate signed by an executive officer of PubliGroupe to that effect.

              (b) PERFORMANCE OF OBLIGATIONS OF PUBLIGROUPE AND THE ACQUIRED CORPORATIONS. Each of PubliGroupe and the Acquired Corporations shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to or as of the Closing Date, and Real Media shall have received a certificate signed by an executive officer of PubliGroupe to that effect.

              (c) OPINIONS OF COUNSEL. Real Media shall have received the satisfactory opinion dated the Closing Date of legal counsel to PubliGroupe and the Acquired Corporations, in form attached and substance reasonably satisfactory to it.

              (d) DUE DILIGENCE. Real Media and its counsel shall be satisfied in all respects with the results of its business, legal, environmental and accounting due diligence investigation and review of the Acquired Corporations which shall be performed by counsel for Real Media, accountants and other representatives.

              (e) REGISTRATION OF RM EUROPE. RM Europe shall be duly registered as a corporation in Switzerland.

         5.3. CONDITIONS TO OBLIGATIONS OF PUBLIGROUPE AND RM EUROPE. The obligation of PubliGroupe and RM Europe to perform this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the PubliGroupe and RM Europe:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Real Media set forth in Section 3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as the Closing Date as though made at and as of such date, and PubliGroupe shall have received a certificate signed by an executive officer of Real Media to that effect.

              (b) PERFORMANCE OF OBLIGATIONS OF REAL MEDIA. Real Media shall have performed in all material respects the obligations required to be performed by it under this Agreement prior to or as of the Closing Date and PubliGroupe shall have received a certificate signed by an executive officer of Real Media to that effect.

              (c) OPINION OF COUNSEL TO THE BUYERS. PubliGroupe shall have received a satisfactory opinion dated the Closing Date of Dechert Price & Rhoads, in the attached and substance reasonably satisfactory to it.

SECTION 6. TERMINATION

         6.1. TERMINATION. This Agreement may be terminated notwithstanding the approval by Real Media and PubliGroupe of this Agreement, at any time prior to the Closing, by:

              (a) the mutual consent of Real Media and PubliGroupe; or

              (b) Real Media or PubliGroupe, if the conditions set forth in
Section 5.1 hereof shall not have been met by March 31, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

              (c) Real Media if the conditions set forth in Section 5.2 hereof shall not have been met, and PubliGroupe if the conditions set forth in Section
5.3 hereof shall not have been met, in either case, by March 31, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate.

Any termination pursuant to this Section 6.1 (other than a termination pursuant to Section 6.1(a) hereof) shall be effected by written notice from the party so terminating to the other parties hereto.

6.2.              EFFECT OF TERMINATION.

         In the event of the termination of this Agreement as provided in
Section 6.1, this Agreement shall be of no further force or effect; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

SECTION 7.                 CERTAIN DEFINITIONS

         7.1. DEFINITIONS. For purposes of this Agreement, the following defined terms have the meanings set forth below:

         "Acquired Corporation Contract" shall mean any Contract that is material to any of the Acquired Corporations, to the business or operations of any of the Acquired Corporations or to any of the transactions contemplated by the Agreement: (a) to which any of the Acquired Corporations is a party, including, without limitation, existing agreements with Real Media; or (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or under which any of the Acquired Corporations has any obligation, except for agreements for the license to an Acquired Corporation of software generally available to the public.
         "Acquired Corporation Proprietary Asset" shall mean any material Proprietary Asset owned by or exclusively licensed to any of the Acquired Corporations, except for agreements for the license to an Acquired Corporation by Real Media or of software generally available to the public. As used herein, "exclusively licensed" means exclusively licensed for commercial use subject to certain retentions, exceptions and license-backs.

         "Closing Market Price" shall mean the last reported sales price of the Real Media Common Stock on the NASDAQ National Market System, or if such securities are not included in such system, then the highest closing bid quotation in the over-the-counter market.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest or encumbrance.

         "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, with respect to any Entity, (i) any corporation included with such Entity in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with such Entity within the meaning of Section 414(c) of the Code; (iii) any member of an affiliate service group of which such Entity is a member within the meaning of
Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of such Entity under Section 414(o) of the Code.

         "Fair Market Value" of the RMSA Interest or any portion thereof shall be determined as follows. Upon notice delivered by Real Media or PubliGroupe exercising the Purchase Election or Sale Election, as the case may be, Real Media and PubliGroupe shall commence good faith negotiations to agree upon the Fair Market Value. If within 30 days of the delivery of such notice Real Media and PubliGroupe shall not have agreed upon the Fair Market Value, then Real Media and PubliGroupe may jointly agree to continue their negotiations. Failing such agreement, Real Media and PubliGroupe shall each promptly retain an investment bank of recognized international standing (a "Bank"). The fees and expenses of each Bank shall be paid by the party who retained such Bank. Each Bank shall be instructed to render an estimation of the Fair Market Value within 30 days of its engagement, and the Fair Market Value shall be determined by calculating the mean of the Banks' estimates of the Fair Market Value. If, however, the higher of such estimations is greater than 120% of the lower of such estimations, then the Banks shall promptly nominate a third Bank (the "Third Bank"). Real Media and PubliGroupe shall jointly appoint the Third Bank, and the Fair Market Value shall be determined by calculating the mean of the Third Bank's estimation of the Fair Market Value and whichever Bank's estimation of the Fair Market Value is closer in value to the estimation of the Third Bank. The fees and expenses of the Third Bank shall be paid by (i) Real Media, if the Third Bank's estimation of Fair Market Value is closer to the estimation provided by the Bank retained by PubliGroupe than to the estimation provided by the Bank retained by Real Media, or (ii) PubliGroupe, if the Third Bank's determination of Fair Market Value is closer to the estimation provided by the Bank retained by Real Media than to the estimation provided by the Bank retained by PubliGroupe. The Third Bank shall render its estimation of the Fair Market Value within thirty days of its engagement. Any determination of Fair Market Value hereunder shall be final and binding upon the parties hereto. The Banks and the Third Bank shall calculate the Fair Market Value of the RMSA Interest or any portion thereof without giving any consideration to minority status or the lack of liquidity thereof.

         "Governmental Authorization" shall mean any: permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" shall mean any: (a) nation, state, commonwealth, canton, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding or hearing conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         "Material Adverse Effect" shall mean any event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole. An event, violation, inaccuracy, circumstance or other matter will be deemed to constitute a "Material Adverse Effect" on Real Media if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Real Media and its subsidiaries taken as a whole.

         "Person" shall mean any individual, Entity or Governmental Body.

         "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, computer software, computer program, source code, algorithm, invention, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "PubliGroupe Plan" shall mean each material defined compensation, incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each material severance or termination pay, medical, surgical, hospitalization, life insurance and other welfare benefit plan, fund or similar program; each material profit-sharing, stock bonus or other pension plan, fund or similar program; each material employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case that is sponsored, maintained or contributed to or required to be contributed to by any Acquired Corporation, or to which any Acquired Corporation is a party, whether written or oral, for the benefit of any employee or former employee of the Acquired Corporation.

         "Real Media Contract" shall mean any Contract that is material to Real Media, to the business or operations of Real Media or to any of the transactions contemplated by this Agreement: (a) to which Real Media is a party; or (b) by which Real Media or any of its assets are bound or under which Real Media has any obligation, except for agreements for the license to Real Media of software generally available to the public.

         "Real Media Plan" means each material defined compensation, incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each material severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each material profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each material employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case that is sponsored, maintained or contributed to or required to be contributed to by Real Media or any ERISA Affiliate of Real Media, that together with Real Media would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Real Media or any of Real Media's ERISA Affiliate, is a party, whether written or oral, for the benefit of any employee or former employee of Real Media and whether or not subject to ERISA.

         "Real Media Proprietary Asset" shall mean any material Proprietary Asset owned by or exclusively licensed to Parent or its subsidiaries except for agreements for the license to Parent or its subsidiaries of software generally available to the public. As used herein, "exclusively licensed" means exclusively licensed for commercial use subject to certain retentions, exceptions and license-backs.

         "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment or other similar charge together with any interest fines or penalties thereon, imposed, assessed or collected by or under the authority of any Governmental Body.

         "Tax Return" shall mean any return, declaration, report or similar statement (including any information return) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

SECTION 8.                 MISCELLANEOUS PROVISIONS

         8.1. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.2. WAIVER.

              (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         8.3. ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of New York without regard to the conflicts of laws principles thereof.

         8.4. ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective permitted successors and assigns; provided, however, that neither this Agreement nor any of any party's rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto, and any attempted assignment of this Agreement or any of such rights or obligations without such consent shall be void and of no effect. Nothing in this Agreement is intended to or shall confer upon any Person any third-party rights under or by reason of this Agreement.

         8.5. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         To Real Media:

                  Real Media, Inc.
                  260 Fifth Avenue
                  New York, NY 10001
                  Attention:  David Morgan
                  Telephone:  (212) 725-4537
                  Fax:  (212) 213-2880

         with a copy to:

                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA  19103
                  Attention:  Gil Tily, Esq.
                  Telephone:  (215) 994-2224
                  Fax:  (215) 994-2222

         To PubliGroupe and RM Europe:

                  PubliGroupe S.A.
                  Avenue des Toises 12, CH-1202
                  Lausanne, Switzerland
                  Attention:  Jean-Denis Briod
                  Telephone:  41-21-317-7111
                  Fax:  41-21-317-7555

         with a copy to:

                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                  551 Fifth Avenue
                  New York, NY  10176
                  Attention:  Joseph R. Rackman, Esq.
                  Telephone:  (212) 476-8456
                  Fax:  (212) 697-6686

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following such mailing.

         8.6. COOPERATION. Each party agrees to cooperate fully with the other party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

         8.7. TITLES. The titles and captions of the Sections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

                         REAL MEDIA, INC.


                         By: /s/ Christopher Neimeth
                             ------------------------------
                             Name:   Christopher Neimeth
                             Title:  President and CEO


                         PUBLIGROUPE S.A.


                         By: /s/ Jean-Jacques Zaugg
                             ------------------------------
                             Name:   Jean-Jacques Zaugg
                             Title:  CEO


                         By: /s/ Heinz Wagli
                             ------------------------------
                             Name:   Heinz Wagli
                             Title:  CFO


                         REAL MEDIA EUROPE HOLDING S.A.


                         By: /s/ Hans Steiner
                             ------------------------------
                             Name:   Hans Steiner
                             Title:  Chairman of the Board


                         By: /s/ Walter Annasohn
                             ------------------------------
                             Name:   Walter Annasohn
                             Title:  Director

                                   EXHIBIT A
                             PREFERRED STOCK TERMS

                                                                       EXHIBIT A
               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                     OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                REAL MEDIA, INC.

                  REAL MEDIA, Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

                  RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation, as amended (which authorizes 9,000,000 shares of Preferred Stock, $.001 par value per share, none of which is presently issued and outstanding), the Board of Directors hereby fixes the designations and preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of a series of Preferred Stock consisting of 450,000 shares to be designated Series A Convertible Preferred Stock.

SERIES A CONVERTIBLE PREFERRED STOCK

                  RESOLVED, that each share of the Series A Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1. Designation, Number of Shares

         The first series of Preferred Stock shall be designated as the Series A Convertible Preferred Stock (hereinafter called "Series A Preferred Stock"), and the number of shares which shall constitute such series shall be 450,000. The par value of the Series A Preferred Stock shall be $.001 per share.

2. Dividends.

         (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, such dividends on each share of Series A Preferred Stock as may be declared by the Board of Directors.

         (b) Each dividend on Series A Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment.

         (c) All dividends paid upon shares of Series A Preferred Stock shall be paid pro rata to the Holders entitled thereto.

3. Preference on Liquidation.

         (a) In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any shares of Common Stock, an amount equal to $5.00 in cash per share plus an amount equal to any dividends accrued and unpaid thereon to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series A Preferred Stock. Holders of Series A Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3(a).

         (b) Neither the purchase nor redemption by the Corporation of shares of any class of stock in any manner permitted by the Certificate of Incorporation or any amendment thereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph 3.

4. Redemption.

         The Series A Preferred Stock shall not be redeemable by the Corporation or the holders thereof.

         5. Conversion. The holders of shares of Series A Preferred Stock shall have conversion rights as follows:

(a) Right to Convert.

              (i) Subject to Section 5(a)(ii) hereof, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the earlier to occur of (A) October 1, 2000 or (B) the date of closing for the External Financing (as defined in the Second Amended and Restated Stockholders and Voting Agreement dated January __, 2000 by and among PubliGroupe, S.A., Advance Internet, and certain other stockholders of the Company, a copy of which is on file with the Secretary of the Corporation), at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into one fully paid and nonassessable share of Common Stock (the "Conversion Rate"). The Conversion Rate for the Series A Preferred Stock shall be subject to adjustment as set forth in
Section 5(c) hereof.

              (ii) Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect for the Series A Preferred Stock immediately prior to the closing of the first sale by the Corporation of shares of its Common Stock in a firmly underwritten public offering registered under the Securities Act of 1933, as amended.

         (b) Mechanics of Conversion. Before any holder of shares of Series A Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, or hand delivery, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of shares of Series A Preferred Stock, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

         (c) Conversion Rate Adjustments of Series A Preferred Stock. The Conversion Rate of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

              (i) In the event the Corporation at any time or from time to time after the Series A Issuance Date fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares issuable with respect to Common Stock Equivalents.

              (ii) If the number of shares of Common Stock outstanding at any time after the Series A Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

         (d) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c)(i) hereof, then, in each such case for the purpose of this Section 5(d), the holders of shares of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Common Stock into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.

         (e) Recapitalization. If at any time or from time to time there shall be a recapitalization of Common Stock provision shall be made so that each holder of shares of Series A Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of shares of Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustments of the Conversion Rate then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (f) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and there shall be no payment to a holder of shares of Series A Preferred Stock for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, then in addition to such other remedies as shall be available to the holder of such shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6. Reissuance of Shares

         Shares of Series A Preferred Stock which have been converted or purchased shall have the status of authorized and unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of preferred stock.

7. Voting

         The holders of shares of the Series A Preferred Stock shall have no voting rights whatsoever, except such rights as may be required by law. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

         IN WITNESS WHEREOF, REAL MEDIA, Inc. has caused this Certificate of Designation to be signed by its President, and attested by its Secretary, this __th day of ______, 2000.

ATTEST:                                            REAL MEDIA, INC.


----------------------------                       ----------------------------
Secretary                                          President

                                    EXHIBIT B

          SECOND AMENDED AND RESTATED VOTING AND STOCKHOLDERS AGREEMENT

                                                                       EXHIBIT B


                           SECOND AMENDED AND RESTATED
                        VOTING AND STOCKHOLDERS AGREEMENT


                  THIS SECOND AMENDED AND RESTATED VOTING AND STOCKHOLDERS AGREEMENT (this "Agreement") is made as of this __ day of ________, 2000, by and among Real Media, Inc., a Delaware corporation (the "Company"), PubliGroupe USA Holding, Inc., a Delaware corporation ("PubliGroupe USA"), PubliGroupe S.A. (together with PubliGroupe USA, "PubliGroupe" or an "Investor"), Advance Internet, Inc., a New Jersey corporation ("Advance" or an "Investor") and the persons listed as Founders on the signature page hereto (the "Founders" and, with the Investors, the "Stockholders").

                                   BACKGROUND

         PubliGroupe and the Company have entered into a Stock Purchase Agreement dated as of ____________, 2000 (the "Acquisition Agreement"). The transactions contemplated by the Acquisition Agreement (the "Acquisition") are closing on the date hereof and pursuant to the Acquisition Agreement, the Company will acquire Real Media Europe (as defined therein) from PubliGroupe and PubliGroupe will receive additional shares of the Company's common stock, par value $.01 per share (the "Common Stock") and shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock"). After giving effect to the Acquisition, PubliGroupe, Advance and the Founders will own 72%, 11.44% and 12.45%, respectively, of the equity securities of the Company (calculated in accordance with the Acquisition Agreement).

         The parties have previously entered into an Amended and Restated Voting and Stockholders' Agreement dated as of April 8, 1998 (the "1998 Stockholders Agreement") which set forth certain rights and obligations with respect to the election of directors and other corporate governance matters pertaining to the Company. The Company is contemplating an initial, firm commitment public offering of its Common Stock registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Initial Public Offering") and the parties desire to amend and restate the 1998 Agreement to set forth new provisions regarding the governance and other affairs of the Company and for the transfer of their shares of Real Media pending the Initial Public Offering.

         NOW, THEREFORE, in consideration of the agreements set forth below, the parties agree as follows:

         1. DEFINITION. As used in this Agreement, the term "Shares" means all shares of equity securities of the Company (i) now or hereafter owned (either beneficially or of record) by a Stockholder, and (ii) which a Stockholder does not own (either beneficially or of record) but as to which it now or hereafter has the right to exercise voting control.

         2. DESIGNATION OF NOMINEES.

                  (a) The Board of Directors of the Company shall be composed of no more than nine members. PubliGroupe shall have the right to designate three nominees for election as directors of the Company (the "PubliGroupe Nominees"). Two nominees for election as directors of the Company shall be designated by the Founders owning at least a majority of the total number of Shares held by the Founders (the "Founder Nominees"). The Chief Executive Officer of the Company on the date hereof (the "CEO Nominee") shall be designated as a nominee for election as a director of the Company. The remaining three directors shall be "Independent Directors." The initial Independent Director Nominees shall be designated as follows: (i) Advance shall have the right to designate one of the Independent Directors who may be a United States resident; and (ii) the other two Independent Directors shall be nominated by the affirmative vote of at least five of the CEO Nominee, Founder Nominees, the Independent Director designated by Advance, and PubliGroupe Nominees, voting together as a single group (the Independent Director nominees designated under clauses (i) and (ii) being hereinafter referred to as the "Independent Director Nominees"). At least two of the three Independent Director Nominees shall be non-United States residents so that if Advance designates an Independent Director who is a United States resident, the remaining two Independent Directors shall be non-United States residents, unless otherwise consented to by PubliGroupe. Each Independent Director Nominee elected to the initial Board of Directors shall continue to serve until such Independent Director Nominee resigns or is removed as a Director in accordance with the terms of this Agreement. Advance shall designate its Independent Director Nominee as soon as practicable but in any event before the closing of the Public Offering. Pending the designation by Advance of its Independent Director, Advance may designate another nominee to the Board of Directors which is not an Independent Director to serve until the replacement Independent Director Nominee is designated by Advance.

                  (b) Notwithstanding the foregoing, in the event the Initial Public Offering shall not have occurred by June 30, 2000, Advance shall have the right to request the removal of any Independent Director designated by Advance (or such Director's successor) and designate a replacement nominee which may or may not be an Independent Director (the "Advance Nominee"), and the Board of Directors shall promptly take such action as is necessary to elect the designated Advance Nominee.

                  (c) An "Independent Director" means an individual who (i) is "independent" as defined in the listing standards of NASDAQ for purposes of serving as a member of an audit committee, (ii) is not an officer, director or other employee of the Company or the Investors, or of any entity controlled by, controlling or under common control with, the Company or the Investors (a "Prohibited Employee"); (iii) is not an individual who is an employee, officer, director, partner, member, or 10% or greater equity owner in any entity that, during the year of determination, had liabilities owing to or from the Company or the Investors in an amount exceeding 10% of such entity's revenues for such year or 10% of the Company's or Investors' revenues for the immediately preceding , as the case may be (a "Prohibited Business Partner"); or (iv) is not a family member of a Founder, Prohibited Employee or Prohibited Business Partner.

         3. ELECTION OF DIRECTORS. The Stockholders shall take, at any time and from time to time, all action necessary (including voting the shares owned by him or it or delivering written consents) to cause the election of nominees to the Board of Directors designated in accordance with Section 2 above. In addition, the Stockholders and the Company shall take all other action necessary so that the Bylaws and Certificate of Incorporation of the Company are consistent with this Agreement and neither the Stockholders nor the Company shall take any action (e.g., by amending the By-laws or the Certificate of Incorporation or otherwise) which would in any way derogate from the rights granted to the Stockholders hereunder.

         4. SUCCESSOR DIRECTORS.

                  (a) If any PubliGroupe Nominee shall cease to serve as a director for any reason, PubliGroupe shall have the right to designate a successor PubliGroupe Nominee, and the Board of Directors shall promptly take such action as is necessary to elect the designated successor Nominee.

                  (b) If any Founder Nominee shall cease to serve as a director for any reason, the Founders owning at least a majority of the total number of Shares then held by the Founders shall have the right to designate a successor Founder Nominee, and the Board of Directors shall promptly take such action as is necessary to elect the designated successor Nominee.

                  (c) If the Advance Nominee, if any, shall cease to serve as a director for any reason, Advance shall have the right to designate a successor Advance Nominee and the Board of Directors shall promptly take such action as is necessary to elect the designated successor Nominee.

                  (d) If (i) PubliGroupe notifies the Company that it desires to remove any of the PubliGroupe Nominees, or (ii) the Founders owning at least a majority of the total number of Shares then held by the Founders notify the Company that they desire to remove a Founder Nominee, or (iii) Advance notifies the Company that it desires to remove the Advance Nominee, if any, the Board of Directors of the Company shall promptly take such action as is necessary to effect such removal and to elect any successor Nominee which has been designated in accordance with Sections 2(a)-(c) above .

                  (e) If the CEO Nominee shall cease to be the Chief Executive Officer of the Company for any reason, the Board of Directors shall have the right to remove the CEO Nominee as a director of the Company by the affirmative vote of a majority of the remaining members of the Board of Directors. If the CEO Nominee shall cease to serve as a director for any reason, the Board of Directors of the Company shall elect a replacement CEO Nominee or an Independent Director which is designated by a majority vote of the remaining members of the Board of Directors.

                  (f) Except as provided in Section 2(b), if any Independent Director Nominee shall cease to serve as a director for any reason, the Board of Directors of the Company shall as soon as practicable elect the replacement Independent Director Nominee which is designated by a majority vote of the remaining members of the Board of Directors. If at the time of election of the replacement Independent Director Nominee there are fewer than two Independent Director Nominees who are non-United States residents, then such replacement shall be a non-United States resident unless otherwise consented to by PubliGroupe. Each Independent Director Nominee elected under this clause (f) shall continue to serve until such Independent Director Nominee resigns or is removed as a Director in accordance with the terms of this Agreement.

                  (g) Except as provided in Section 2(b), an Independent Director Nominee may be removed only by the vote or consent of at least 75% of the entire Board of Directors. If an Investor, or the Founders owning at least a majority of the total number of Shares then held by the Founders, notify the Company that it or they desire to remove an Independent Director, the Board of Directors of the Company shall take such action as may be necessary to ensure that a meeting of the Board of Directors is promptly called for the purpose of voting upon such removal.

         5. MANAGEMENT AND CONTROL.

                  (a) The business and affairs of the Company shall be managed by or under the direction of the Company's Board of Directors. Without limiting the generality of the foregoing, and subject to applicable law, the Board of Directors shall be responsible for making determinations with respect to the following, and the Company shall not take any of the actions set forth in the following clauses (i)-(iv) without the affirmative vote or consent of a majority of the Board of Directors, or any of the actions set forth in the following clauses (v-x) without the affirmative vote or consent of seven members of the Board of Directors:

                           (i) hire or terminate any executive officers;

                           (ii) incur or refinance any existing indebtedness of
more than US $1,000,000;

                           (iii) pay any dividends;

                           (iv) issue or redeem any equity securities;

                           (v) make any capital expenditures of US $1,000,000 or
more in any two month period which are not included in the Company's capital budget;

                           (vi) adopt or effect any plan of sale, merger,
consolidation, dissolution, reorganization or recapitalization of the Company;

                           (vii) sell all or substantially all of the assets of
the Company;

                           (viii) appoint or remove a Chairman of the Board of
Directors;

                           (ix) enter into a significant new line of business
which is unrelated to the Company's then existing business, abandon any significant line of business, or otherwise fundamentally change the nature of the Company's business; or

                           (x) change the number of directors constituting the
Company's Board of Directors or otherwise amend or circumvent in any manner the provisions set forth in Sections 2, 3 and 4 of this Agreement.

                  (b) The annual operating budget for the Company shall be subject to approval by a majority of the Company's Board of Directors. If the Company shall commence operations in a new fiscal year prior to the adoption of the annual operating budget for such year, then the Company shall continue to operate under the budget adopted for the immediately preceding fiscal year until such time as the new operating budget shall be adopted using the last fiscal quarter of 2000 as the base for the year.

                  (c) The chief executive officer of the Company shall be responsible for the strategic planning, day-to-day operations and decisions for the Company and such other duties as the Board of Directors of the Company may assign.

         6. VOTING OF PUBLIGROUPE SHARES. In addition to the obligations set forth in Sections 2, 3 and 4 hereof, so long as PubliGroupe owns more than 33-1/3% of the outstanding shares of Common Stock of the Company, PubliGroupe shall vote all Shares which it holds in excess of such 33-1/3% ("Excess Shares") in accordance with the recommendation of a majority of the entire Board of Directors on all matters submitted for approval by the Stockholders of the Company. PubliGroupe shall not vote or otherwise take any action or consent with respect to the Excess Shares in the absence of such recommendation by the Board of Directors. Notwithstanding the foregoing, PubliGroupe shall be empowered to vote the Excess Shares in its discretion in connection with (i) any merger or other business combination pursuant to which the shares would be converted into cash or another security, (ii) any merger or other business combination in which the stockholders of the entity combining with the Company would own a majority of the voting power of the combined entity or (iii) any sale of all or substantially all of the Company's assets.

         7. LOANS.

                  (a) PubliGroupe and Advance shall loan to the Company an aggregate of US $15 million (the "Commitment"), of which PubliGroupe shall provide US $13 million and Advance shall provide US $2 million. Of the total amount of the Commitment, US $3 million may be borrowed at any time after the date hereof for the following purposes: acquisitions, investments and expansion activities which are included in the Company's operating budget or otherwise approved by the Board of Directors, including without limitation, the investments in South Africa, Australia and interactive television in the United Kingdom (the "Development Loans"). The US $12 million balance of the Commitment may be borrowed by the Company for general corporate purposes included in the Company's capital budget in amounts not to exceed US $2.884 million per month ("Working Capital Loans"), commencing March 1, 2000 and ending on the Loan Maturity Date (as defined in Section 7(c)(iii) below). The Development Loans and the Working Capital Loans are sometimes hereinafter referred to collectively as the "Loans" and individually as a "Loan."

                  (b) Each Loan hereunder shall be made on notice given by the Company to PubliGroupe and Advance in writing, or by telephone with immediate written confirmation, at least five (5) business days prior to the date of the proposed Loan. The Company's request for a Loan shall specify the amount and type of Loan requested indicating in the case of a Development Loan the particular project that is being funded. Upon receipt of a proper Loan request from the Company, PubliGroupe and Advance shall make the requested Loan to the Company in immediately available funds. Each Loan shall be funded 86.67% by PubliGroupe and 13.33% by Advance and the obligation of PubliGroupe and Advance to make Loans shall be several and not joint.

                  (c) Each Loan made by PubliGroupe and Advance hereunder shall be evidenced by a promissory note of the Company issued to each of them in substantially the form attached hereto as Exhibit A (the "Note"). The Loans will have the following terms: (i) the unpaid principal balance of any Loan shall bear interest at the annual rate equal to the prime rate (as published by the Wall Street Journal, Eastern Edition); (ii) the Company shall pay interest on the Loan on the date of its maturity; (iii) the principal amount of the Loans shall become due and payable on the earliest to occur of (A) the closing of the Initial Public Offering (in which case proceeds from the Initial Public Offering shall be used to pay off the Loans), or (B) the date which is one year after the date of the initial Loan made under this Section 7 (the "IPO Expiration Date"), or (C) the closing of the External Financing pursuant to Section 8 hereof (the "Loan Maturity Date"); (iv) the Company may prepay the Loans at any time without premium or penalty; and (v) if the principal balance is not paid when due, the holder of the Note will have the right to convert the Note into shares of Common Stock of the Company at a conversion price equal to the "fair market value" of a share of Common Stock at the time of conversion. For purposes of establishing the conversion price for the note, "fair market value" shall mean the greater of
(i) the fair market value per share of Common Stock most recently established by the Board of Directors prior to the maturity date for the Loan for options granted to employees of the Company under the Company's 1999 Stock Option Plan or (ii) the value per share of Common Stock established for the equity of the Company by the New Investor in connection with the External Financing (as defined in Section 8(b) below), determined on a fully diluted basis after giving effect to the exercise of all outstanding options and other convertible securities but before any investment is made by the New Investor.

         8. EXTERNAL FINANCING; RIGHT OF FIRST OFFER.

                  (a) If the Company shall desire to issue new debt and/or equity securities (other than Excluded Securities as provided in Section 8(e) below) at any time after the Company shall have borrowed the entire Commitment under Section 7 above, the Company shall submit a written notice to PubliGroupe and Advance (the "Investors") including in such notice (the "Offer Notice") the total amount of capital desired, the total amount of equity securities of the Company, if any, proposed to be issued (which may be expressed as a percentage of the total equity of the Company after giving effect to the issuance of such securities), the price for any equity securities being offered, and a general description of any other material terms of the debt and/or equity securities proposed for sale (the "Offered Securities").

                  (b) Within ten (10) business days after receipt of the Offer Notice, the Investors shall jointly submit a written proposal to the Company to purchase all of the Offered Securities (the "Joint Investor Offer") for the price specified by the Company in the Offer Notice or for a different price specified by the Investors in their proposal to the Company. If the purchase price for the Offered Securities specified by the Investors in the Joint Investor Offer is equal to or greater than the price specified by the Company in the Offer Notice, the Company and the Investors shall complete the purchase and sale of the Offered Securities on such terms at a closing to be held within ten
(10) business days after the submission of the Joint Investor Offer to the Company. If the purchase price for the Offered Securities specified by the Investors in the Joint Investor Offer is less than the price specified by the Company in the Offer Notice, the Company and the Investors shall negotiate diligently and in good faith to reach agreement for the purchase of the Offered Securities by the Investors.

                  (c) If the Investors are unable to agree with each other on the terms of a joint proposal to be submitted to the Company under paragraph (b) above, each Investor shall submit a separate written proposal to the Company within fifteen (15) business days after receipt of the Offer Notice, to purchase all of the Offered Securities (the "Separate Investor Offer") for the price specified by the Company in the Offer Notice or for a different price specified by such Investor in its proposal to the Company. If the purchase price for the Offered Securities specified in a Separate Investor Offer is equal to or greater than the price specified by the Company in the Offer Notice, the Company and the Investor submitting such price shall complete the purchase and sale of the Offered Securities on such terms at a closing to be held within ten (10) business days after submission of the Separate Investor Offer to the Company. If both Investors submit Separate Investor Offers containing a price for the Offered Securities which is equal to or greater than the price specified by the Company in the Offer Notice, then the Investor specifying the higher price shall purchase the Offered Securities; provided that if each Investor submits the same price, then the Investors shall purchase the Offered Securities pro rata in proportion to their respective percentage equity ownership interests in the Company. If the purchase price specified for the Offered Securities by both Investors in their respective Separate Investor Offers is less than the price specified by the Company in the Offer Notice, the Company and the Investor specifying the higher price for the Offered Securities shall negotiate diligently and in good faith to reach agreement for the purchase of the Offered Securities by such Investor. Notwithstanding the foregoing, prior to the completion of the sale of the Offered Securities to a single Investor under this clause (b), the other Investor shall be given the right to purchase on the same price and terms such Investor's pro rata share of the Offered Securities in proportion to each Investor's respective equity ownership interests in the Company.

                  (d) If no agreement for the sale of the Offered Securities to the Investors is reached under paragraph (b) or (c) above within twenty (20) business days of receipt by the Investor of the Offer Notice, (the "First Offer Period"), the Offered Securities may be sold by the Company (the "External Financing") to one or more persons or entities other than the Stockholders (a "New Investor") at any time within sixty (60) days after the expiration of the First Offer Period, provided that (i) the price to be paid by the New Investors for the Offered Securities is at least 8% greater than the highest price offered by an Investor under paragraph (b) or (c) above and (ii) the other terms and conditions of sale for the Offered Securities (which do not have to be identical) are no more favorable to the New Investor than those offered by the Company to the Investors in the negotiations of the terms of the Offered Securities. Notwithstanding the foregoing, if no Investor Offers are submitted to the Company under paragraph (b) or (c) above, then the price to be paid by the New Investor for the Offered Securities shall be equal to or greater than the price specified for the Offered Securities by the Company in the Offer Notice. The determination of whether the terms of the External Financing meet the foregoing conditions shall be made by a majority vote of the Board of Directors of the Company.

                  (e) The provisions of this Section 8 shall not apply to the following ("Excluded Securities"): (i) the issuance of shares of Common Stock as a stock dividend or upon any subdivision or stock split of the outstanding shares of Common Stock (provided the securities issued in respect of such dividend, subdivision or stock split are limited to shares of Common Stock),
(ii) the issuance of shares of Common Stock upon exercise of any options, warrants or other rights to acquire Common Stock that are outstanding on the date of this

Agreement, (iii) the issuance of shares of Common Stock upon conversion of any shares of convertible securities outstanding on the date hereof, (iv) the issuance of Common Stock in the Initial Public Offering so long as PubliGroupe would own at least 51% of the outstanding Common Stock immediately thereafter,
(v) the issuance of Common Stock upon exercise of options to purchase Common Stock (and the issuance of such options) granted to directors, officers, employees or consultants of the Company under benefit plans in connection with their service to the Company (it being understood that the number of options and shares so issued under this clause (v) shall be limited to such number as may be authorized from time to time by the Company's Board of Directors), (vi) the issuance of Common Stock upon exercise of options to purchase Common Stock (and the issuance of such options) granted outside of benefit plans as compensation or incentive to third party service providers of the Company (it being understood that the number of options and shares so issued under this clause
(vi) shall be limited to options to purchase 25,000 shares of Common Stock),
(vii) shares of Common Stock issued to PubliGroupe or any of its affiliates on the date hereof pursuant to the Reorganization Agreement, and (viii) the issuance of securities by the Company pursuant to any Loan.

         9. TERMINATION OF CERTAIN PROVISIONS; COMPANY RESTRUCTURING.

                  (a) From and after the IPO Expiration Date, PubliGroupe and the other Stockholders shall for a period of sixty (60) days negotiate with each other in good faith the terms of a new stockholders agreement which will (i) provide PubliGroupe with the right to exercise control over the Company and (ii) protect the interests of the other Stockholders with respect to fundamental transactions by the Company and preserve for the other Stockholders the value and liquidity of their equity interests. PubliGroupe and the other Stockholders shall also discuss and consider the possibility of restructuring the Company, including a refinancing, sale of the Company or its assets, division of the Company, or merger with another company.

                  (b) If after the IPO Expiration Date, PubliGroupe desires to terminate the provisions of Sections 2 through 6 hereof, PubliGroupe shall give written notice thereof to the other Stockholders. Such termination shall become effective on the later of (i) the expiration of the Real Media Europe Option Period (as defined in Section 10(d)(ii) below), or (ii) if the Sale Election or Purchase Election is given pursuant to Section 10 below, the closing of the transactions contemplated thereby. Pending the termination of the corporate governance provisions pursuant to the preceding sentence, (i) the Board of Directors of the Company shall be reduced to six members consisting of three directors designated by PubliGroupe, the CEO Nominee, one director designated by Advance, and one director designated by the Founders owning at least a majority of the total number of Shares held by the Founders (provided that if the CEO Nominee shall cease to serve for any reason, the successor Nominee shall be designated by the Founders) as set forth in Section 2(a) and (b) above, (ii) the Stockholders and the Company shall take such action as may be necessary to remove the Independent Directors from Office, (iii) the number of members of the Board of Directors required to approve the actions set forth in clauses vi-x of
Section 5(a) hereof shall be reduced to a majority, and (iv) the provisions of Sections 2 through 5 (as amended hereby) shall continue until the termination becomes effective as provided in this Section 9(b).

         10. REAL MEDIA EUROPE OPTIONS. The Stockholders shall have the following rights and options with respect to Real Media Europe:

                  (a) THE PURCHASE ELECTION. At any time during the Real Media Europe Option Period (as defined in Section 10(d)(ii) below), PubliGroupe shall have the right, exercisable by notice given to the Company, the Founders and Advance at any time, to elect to acquire from the Company all, but not less than all, of the outstanding stock of Real Media Europe and its subsidiaries ("Real Media Europe"). If such notice (the "Purchase Election") is given, it shall constitute an agreement by the Company to sell, and PubliGroupe to purchase, all of the stock of Real Media Europe on a date selected by the Company which is no more than twenty (20) business days following the establishment of the purchase price for the stock of Real Media Europe.

                  (b) THE SALE ELECTION. At any time during the Real Media Europe Option Period, the Founders owning at least a majority of the total number of Shares held by the Founders (with the consent of Advance) shall have the right to elect, by notice to PubliGroupe, to sell to PubliGroupe all, of the outstanding capital stock of Real Media Europe. If such notice (the "Sale Election") is given, it shall constitute an agreement by the Company to sell, and PubliGroupe to purchase, all of the stock of Real Media Europe on a date selected by the Company which is no more than twenty (20) business days following the establishment of the purchase price for the stock of Real Media Europe.

                  (c) PURCHASE PRICE; CLOSING. The purchase price for the stock of Real Media Europe shall be the Fair Market Value thereof on the date the Sale Election or Purchase Election is made by the Founders (with the consent of Advance) or PubliGroupe, as the case may be. The closing for any purchase pursuant to the exercise of the Purchase Election or the Sale Election shall take place at the Company's principal executive offices. At the closing (i) the Company shall deliver and transfer to PubliGroupe good title to the stock of Real Media Europe, free and clear of all liens, claims or encumbrances, and (ii) PubliGroupe shall deliver to the Company good title to an aggregate number of shares of the Company's Common Stock, free and clear of all liens, claims or encumbrances, having a "Fair Market Value" (as defined below) equal to the Fair Market Value of Real Media Europe, provided, however that in no event shall PubliGroupe have an obligation to deliver any Shares in excess of the total number of Shares then held by PubliGroupe, any of its affiliates and its permitted transferees, if any, under Section 11 hereof.

                  (d) DEFINITIONS.

                           (i) FAIR MARKET VALUE. "Fair Market Value" of the
Real Media Europe shall be determined as follows. Upon notice delivered by the Founders and Advance or PubliGroupe exercising the Purchase Election or Sale Election, as the case may be, the Founders, Advance and PubliGroupe shall commence good faith negotiations to agree upon the Fair Market Value. If within 30 days of the delivery of such notice the Founders, Advance and PubliGroupe shall not have agreed upon the Fair Market Value, then the Founders, Advance and PubliGroupe may jointly agree to continue their negotiations. Failing such agreement, Real Media and PubliGroupe shall each promptly retain an investment bank of recognized international standing (a "Bank"). The fees and expenses of each Bank shall be paid by the party who retained such Bank. Each Bank shall be instructed to render an estimation of the Fair Market Value within 30 days of its engagement, and the Fair Market Value shall be determined by calculating the mean of the Banks' estimates of the Fair Market Value. If, however, the higher of such estimations is greater than 120% of the lower of such estimations, then the Banks shall promptly nominate a third Bank (the "Third Bank"). The Founders, Advance and PubliGroupe shall jointly appoint the Third Bank, and the Fair Market Value shall be determined by calculating the mean of the Third Bank's estimation of the Fair Market Value and whichever Bank's estimation of the Fair Market Value is closer in value to the estimation of the Third Bank. The fees and expenses of the Third Bank shall be paid by (i) Real Media, if the Third Bank's estimation of Fair Market Value is closer to the estimation provided by the Bank retained by PubliGroupe than to the estimation provided by the Bank retained by Real Media, or (ii) PubliGroupe, if the Third Bank's determination of Fair Market Value is closer to the estimation provided by the Bank retained by Real Media than to the estimation provided by the Bank retained by PubliGroupe. The Third Bank shall render its estimation of the Fair Market Value within thirty days of its engagement. Any determination of Fair Market Value hereunder shall be final and binding upon the parties hereto.

         The Fair Market Value of the Company's Common Stock shall be determined in accordance with the same procedures based upon the value of Real Media Europe relative to the value of the Company as a whole. For example, if the value of Real Media Europe represents 60% of the overall value of the Company, PubliGroupe shall deliver to the Company shares of Common Stock representing 60% of the total number of shares of Common Stock then outstanding.

                           (ii) REAL MEDIA EUROPE OPTION PERIOD. The term "Real
Media Europe Option Period" shall mean the period commencing on the date which is sixty (60) days after the IPO Expiration Date and ending on the date which is one hundred twenty (120) days after the IPO Expiration Date.

                  (e) TECHNOLOGY AND RELATED AGREEMENTS; TAXES. If the Purchase Election or the Sale Election is exercised by either party, PubliGroupe, Real Media Europe and the Company shall enter into a (i) technology license agreement, (ii) trademark license agreement, (iii) joint marketing agreement, and (iv) non-competition agreement, in each case on mutually acceptable terms which are substantially the same as those contained in the agreements among them with respect to such matters existing immediately prior to the closing under the Reorganization Agreement. PubliGroupe and the Company shall also endeavor in good faith to structure the transactions contemplated by this Section 10 in a manner which is tax efficient for all of the parties.

         11. RESTRICTIONS ON TRANSFER BY INVESTORS.

                  (a) Neither Investor shall sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of (other than in connection with a redemption or purchase by the issuer thereof) or encumber (any such sale, assignment, transfer, pledge, hypothecation, gift or disposition being hereinafter referred to in this Section 11 as a "Transfer") any Investor Stock or any interest therein, except pursuant to a Permitted Transfer in accordance with Section 11(b). Any purported Transfer by an Investor in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company.

                  (b) Notwithstanding anything to the contrary contained herein, an Investor may Transfer any or all of its Investor Stock pursuant to a Permitted Transfer (as defined below) if: prior to the consummation of any such Permitted Transfer (other than a Transfer described by clauses (1), (2), or (3) of the definition of "Permitted Transfer" below): (i) such Investor notifies the Company in writing of the proposed Permitted Transfer; and (ii) the proposed transferee agrees in a writing delivered to the Company to become a party to this Agreement and pursuant to which writing such proposed transferee (A) shall be bound by the terms and conditions of this Agreement in the same manner and to the same extent as such Investor, and (B) shall be entitled to the benefit of the provisions of this Agreement in the same manner and to the same extent as such Investor. For purposes of this Agreement, a "Permitted Transfer" shall mean any Transfer of Investor Stock: (1) by an Investor in connection with a public offering by the Company of its common stock in which the Investor is permitted to register Investor Stock, or (2) by an Investor to the Company or its designated assignees, or (3) the transfer by PubliGroupe of (A) up to 3% of the outstanding capital stock of the Company owned by it to the persons listed on
Schedule I hereto on terms approved by the Company and (B) Shares owned by PubliGroupe to the former owner of Real Media Deutschland pursuant to the terms of the acquisition agreement relating thereto; and (4) by an Investor to any subsidiary or affiliate in which such Investor (or its ultimate parent company) owns, directly or indirectly, at least a majority of the outstanding shares of voting stock of such subsidiary or affiliate, or any person (other than a corporation) in which such Investor (or its ultimate parent company) owns at least a majority of the equity interests of such person (provided that such Investor (or its ultimate parent company) continues to beneficially own, whether directly or indirectly, at least a majority of the shares of voting stock or equity interests of such subsidiary or other person).

                  (c) Prior to any proposed Transfer of any Investor Stock (other than a Transfer described by clauses (1) or (2) of the definition of "Permitted Transfer" above), the Investor (i) shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, and
(ii) unless waived by the Company, shall deliver a written opinion of legal counsel, addressed to the Company and the transfer agent, if other than the Company, and in customary form and substance to each addressee, to the effect that the proposed Transfer of the Shares may be effected without registration under the United States Securities Act of 1933 ("Securities Act") and applicable state securities laws.

         12. RESTRICTIONS ON TRANSFERS BY FOUNDERS.

                  (a) No Founder shall sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of (other than in connection with a redemption or purchase by the issuer thereof) or encumber (any such sale, assignment, transfer, pledge, hypothecation, gift or disposition being hereinafter referred to in this Section 12 as a "Transfer") any Shares or any interest therein, except pursuant to a Permitted Transfer in accordance with
Section 12(b). Any purported Transfer by any Founder in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company.

                  (b) Notwithstanding anything to the contrary contained herein, a Founder may Transfer any and all Shares pursuant to a Permitted Transfer (as defined below) if: (i) prior to the consummation of any such Permitted Transfer, the Founder proposing the

Permitted Transfer notifies the Company in writing of the proposed Permitted Transfer; and (ii) in the case of Permitted Transfers described by clauses (1) and (3) of the definition of "Permitted Transfer" below, the proposed transferee agrees in a writing delivered to the Company to become a party to this Agreement and pursuant to which writing such proposed transferee (A) shall be bound by the terms and conditions of this Agreement in the same manner and to the same extent as the Founder who proposes to Transfer such Shares, and (B) shall be entitled to the benefit of the provisions of this Agreement in the same manner and to the same extent as the Founder who proposes to Transfer such Shares. For purposes of this Agreement, a "Permitted Transfer" shall mean any Transfer of Securities:
(1) by any Founder who is a natural person to such Founder's spouse, parents, siblings, children or grandchildren (or a trust established for their benefit), or by will or the laws of descent and distribution on account of the death of such Founder to such Founder's spouse, parents, siblings or descendants; (2) by any Founder in connection with a public offering, provided, the Investors are offered the right to participate in such offering on the same terms and conditions as the Founders participating in such offering and each Investor is permitted (but not required) to sell in such offering not less than an amount of such Investor's Stock equal to the amount of such Investor's Stock multiplied by a fraction, the numerator of which is the number of shares of Investor Stock then held by such Investor and the denominator of which is the sum of the number of shares of Investor Stock then held by such Investor plus the number of Shares to be sold by all Founders and the other Investor in such offering; (3) by any Founder to (I) any corporation, partnership or other business entity in which such Founder or Founders owns, directly or indirectly, all of the equity interests of such entity (provided that such Founder or Founders, together with any person described in clause (1) above, continues to beneficially own, whether directly or indirectly, all of the equity interests of such entity), or (II) to any of the Founders on the date hereof; or (III) to any employee or consultant of the Company at the time of transfer.

                  (c) Prior to any proposed Transfer of any Shares (other than a Transfer described by clause (2) of the definition of "Permitted Transfer" above), the Founder (i) shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, and (ii) unless waived by the Company, shall deliver a written opinion of legal counsel, addressed to the Company and the transfer agent, if other than the Company, and in customary form and substance to each addressee, to the effect that the proposed Transfer of the Shares may be effected without registration under the Securities Act and applicable state securities laws.

         13. LEGEND. Each certificate evidencing Shares issued following the date hereof shall bear a legend substantially as follows:

         "The shares represented by this certificate are subject to the terms and conditions of a certain Second Amended and Restated Voting and Stockholders Agreement dated as of January 1, 2000, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

         14. SPECIFIC ENFORCEMENT; OTHER REMEDIES. The Stockholders and the Company acknowledge and agree that they would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such non-breaching party may be entitled at law or equity. The remedy contained in this Section shall not be deemed to be the exclusive remedy for material breach by any party of this Agreement, nor shall such right be deemed to prejudice, or to operate as a waiver of, any remedy contained herein, or any other remedy to which any party may be entitled at law or equity.

         15. TERM; STOCKHOLDERS VOTING AGREEMENT. This Agreement shall terminate on the earlier to occur of the following: (i) absolutely as to all parties upon the consummation of the Initial Public Offering, or (ii) absolutely as to all parties upon the consummation of the sale of Real Media Europe pursuant to
Section 10 hereof. Concurrently with the closing of the Initial Public Offering the Stockholders shall enter into the Stockholders Voting Agreement substantially in the form attached hereto as Exhibit B .

         16. NOTICES. All notices or other communications given hereunder shall be in writing and shall be deemed effective upon delivery at the address of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to the address specified below such party's signature hereto or such other address as such party may subsequently notify the other parties of in writing.

         17. ENTIRE AGREEMENT AND AMENDMENTS; TERMINATION OF OTHER AGREEMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety the 1998 Stockholders Agreement, the Original Stockholder's Agreement (as defined in the 1998 Agreement), Original Voting Agreement (as defined in the 1998 Agreement) and the PubliGroupe Stock Purchase Agreement (as defined in the 1998 Agreement). The rights and obligations created by this Agreement are in addition to any rights existing under the Certificate of Incorporation and Bylaws of the Company. Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company, Founders holding at least sixty-six and two thirds percent (66 2/3%) of the Founders' Shares, and both of the Investors.

         18. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to its conflicts of laws principles) and shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties. Without limiting the generality of the foregoing, all covenants and agreements of the Founders shall bind any and all subsequent holders of Shares, and the Company agrees that it shall not transfer on its records any such Shares unless (i) the transferor Founder shall have first delivered to the Company and the Investor the written agreement of the transferee to be bound by this Agreement to the same extent as if such transferee had originally been a Founder hereunder, as the case may be, and (ii) the certificate or certificates evidencing the Shares so transferred bear the legend specified in Section 13.

         19. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.


         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Voting and Stockholders Agreement as of the day and year first above written.



REAL MEDIA, INC.                              FOUNDERS


By:______________________________             ______________________________
   Name:                                      David Morgan
   Title:                                          Address:
   Address: 260 Fifth Avenue
            New York, NY  10001
                                              ______________________________
                                              Gil Beyda
                                                   Address:
PUBLIGROUPE USA HOLDING, INC.


By:______________________________             ______________________________
                                              Mark Pinney
                                                   Address:
ADVANCE INTERNET, INC.


By:______________________________             ______________________________
                                              Charles Smith
                                                   Address:
PUBLIGROUPE S.A.


By:______________________________             ______________________________
                                              Joshua Rosen
                                                   Address:

                                                                       EXHIBIT A



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                REAL MEDIA, INC.

                           CONVERTIBLE PROMISSORY NOTE

$                                                                  _______, 2000

         FOR VALUE RECEIVED, the undersigned, REAL MEDIA, INC., a Delaware corporation (the "Company"), hereby promises to pay to [_____________] (the "Lender") the principal sum of US [____________________] DOLLARS (US $________.00), together with interest from the date hereof on the outstanding principal amount hereof at the rate of ____% per annum [the rate per annum equal to the prime rate published from time to time in the Wall Street Journal, Eastern Edition], computed on the basis of the actual number of days elapsed in a year consisting of 365 days (the "Note"). Interest on this Note is payable on the unpaid principal amount outstanding until paid in full.

         This Note is being issued to Lender pursuant to the terms of a Second Amended and Restated Stockholders and Voting Agreement dated __________, 2000 by and among the Lender, the Company and certain other stockholders of the Company (the "Second Amended Stockholders Agreement").

         1. Conversion. This Note is and shall be convertible pursuant to the terms and conditions of this Section 1 at the option of the Lender upon written notice to the Company (the "Conversion") into shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"). The Lender shall have the option to convert the unpaid principal balance of this Note, in whole or in part, into shares of Common Stock on _________ and at any time after [January 1, 2001]. The number of shares of Common Stock into which this Note is convertible shall be determined by dividing the principal balance of this Note to be converted by the "fair market value" (as such term is defined in Section 7(c) of the Second Amended Stockholders Agreement) of a share of Common Stock. Upon the Conversion, the Lender shall surrender this Note to the Secretary of the Company, and the outstanding principal balance shall be applied against the purchase price of the shares of Common Stock being issued to the Lender hereunder, and the Company shall issue to the Lender a replacement Note in principal amount of the outstanding principal balance of this Note not converted into Common Stock. In lieu of any fractional shares, cash shall be paid by the Company to Lender. The provisions of this paragraph shall terminate upon the repayment of the entire outstanding principal balance of, and all accrued interest on, this Note.

         2. Maturity Date. The entire unpaid and outstanding principal balance and all unpaid accrued interest under this Note shall be fully due and payable on the earlier of (a) the date of closing for the Initial Public Offering (as defined in the Second Amended Stockholders Agreement), or (b) the date which is one year after the date of the first loan made to the Company under the Second Amended Stockholders Agreement (the "Maturity Date"). The outstanding principal balance, plus accrued interest on this Note may be prepaid by the Company at any time without premium or penalty.

         3. Payment. Principal and interest due hereunder shall be paid in lawful money of the United States in immediately available funds or the equivalent at the address of Lender set forth below or at such other address as Lender may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount payable on this Note. Interest due on any outstanding principal amount hereunder shall be due and payable on the Maturity Date.

         4. Subordination. The Company and the Lender agree that the indebtedness represented by this Note, and the payment of principal and interest hereunder, are subordinate and subject in right of payment to the prior payment in full of all indebtedness and interest thereon of the Company incurred in connection with any External Financing (as defined in Section 8(b) of the Second Amended Stockholders Agreement).

         5. Remedies. The remedies of Lender herein provided for are cumulative and not exclusive of any remedies provide by law. No failure on the part of Lender to exercise, no delay by Lender in exercising, and no course of dealing with respect to any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. A waiver by Lender of any breach of any provision of this Note shall not operate or be construed as a waiver of similar or dissimilar provisions at the same time or at any prior or subsequent time. The Company hereby waives any right to set-off or counterclaim against Lender with respect to the obligations the Company under this Note.

         6. Costs of Enforcement. The Company agrees to pay all reasonable costs and expenses incurred by Lender in enforcement of the Company's obligations hereunder, including, without limitation, attorney's fees and expenses.

         7. No Assignment. This Note may not be assigned by Lender and the Company may not assign, delegate or otherwise transfer any of its obligations hereunder.

         8. Waiver; Governing Law. The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note and the benefit of any statute of limitations with respect to any action to enforce this Note. This Note shall be construed in accordance with the laws of the State of New York.

         9. Amendment. This Note may not be changed orally, but only by an instrument in writing executed by the Company and Lender. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the Company or Lender which are not set forth expressly in this Note. The invalidity or unenforceability of any provision or provisions of this Note shall not affect the validity or enforceability of any other provisions of this Note, which shall remain in full force and effect. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision or provisions of this Note.

                                                 REAL MEDIA, INC.


                                                 BY:__________________________
                                                      Name:
                                                      Title:
Acknowledged and agreed:

[Lender]

BY:___________________________
     Name:
     Title:
     Date:

Address: _______________________

         _______________________

         _______________________

                                                                       EXHIBIT B


                          STOCKHOLDERS VOTING AGREEMENT


         THIS STOCKHOLDERS VOTING AGREEMENT (this "Agreement") is made as of this ___ day of __________, 2000, by and among Real Media, Inc., a Delaware corporation (the "Company"), PubliGroupe USA Holding, Inc., a Delaware corporation ("PubliGroupe USA"), PubliGroupe S.A., ., a company, organized under the laws of Switzerland (together with PubliGroupe USA, "PubliGroupe" or an "Investor"), Advance Internet, Inc., a New Jersey corporation ("Advance" or an "Investor") and the persons listed as Founders on the signature page hereto (the "Founders" and, with the Investors, the "Stockholders").

                                   BACKGROUND

         PubliGroupe and the Company have entered into a Stock Purchase Agreement dated ____________, 2000 (the "Acquisition Agreement"). In the transactions contemplated by the Acquisition Agreement (the "Acquisition"), the Company acquired certain companies owned by PubliGroupe and PubliGroupe received additional shares of the Company's common stock, par value $.001 per share (the "Common Stock") and shares of the Company's Series A Convertible Preferred Stock. After giving effect to the Acquisition, PubliGroupe, Advance and the Founders will own 72%, 11.44% and 12.45%, respectively, of the equity securities of the Company (calculated in accordance with the Acquisition Agreement).

         The Company is contemplating an initial, firm commitment public offering of its Common Stock (the "Public Offering"). The parties have previously entered into a Second Amended and Restated Voting and Stockholders Agreement dated as of __________, 2000 (the "Second Amended Stockholders Agreement") which set forth certain rights and obligations with respect to the election of directors, transfer of shares and other matters pertaining to the Company. The Second Amended Stockholders Agreement will terminate upon the closing of the Public Offering and the parties desire to provide for the voting of their shares of Common Stock for the election of directors of the Company following the Public Offering and for the transfer of their shares of Real Media Common Stock.

         NOW, THEREFORE, in consideration of the agreements set forth below, the parties agree as follows:

         1. DEFINITION. As used in this Agreement, the term "Shares" means all shares of Common Stock and other voting securities of the Company (i) now or hereafter owned (either beneficially or of record) by a Stockholder, and (ii) which a Stockholder does not own (either beneficially or of record) but as to which it now or hereafter has the right to exercise voting control.

         2. DESIGNATION OF NOMINEES.

                  (a) The Board of Directors of the Company shall be composed of no more than nine members. PubliGroupe shall have the right to designate three nominees for election as directors of the Company (the "PubliGroupe Nominees"). Two nominees for election as directors of the Company shall be designated by the Founders owning at least a majority of the total number of Shares held by the Founders (the "Founder Nominees"). The Chief

Executive Officer of the Company on the date hereof (the "CEO Nominee") shall be designated as a nominee for election as a director of the Company. The remaining three directors shall be "Independent Directors." The initial Independent Director nominees have been designated and elected in accordance with the provisions of the Second Amended Stockholders Agreement (the Independent Director nominees so designated being hereinafter referred to as the "Independent Director Nominees"). Each Independent Director Nominee shall continue to serve until such Independent Director Nominee resigns or is removed as a Director in accordance with the terms of this Agreement

                  (b) At any time when the Founders and Advance shall own in the aggregate less than 10% of the outstanding Common Stock of the Company, the number of Founder Nominees to the Board of Directors shall be reduced from two to one and the Board of Directors shall select a successor Nominee, which shall be an Independent Director, designated by a majority vote of the remaining members of the Board of Directors.

                  (c) In the event that either (i) the Stockholders shall cease to own in the aggregate at least 51% of the outstanding shares of Common Stock of the Company, or (ii) Advance and the Founders shall cease to own in the aggregate at least 5% of the outstanding shares of Common Stock of the Company (a "Dilution Event"), then the number of Founder Nominees to the Board of Directors shall be reduced to zero. The Board of Directors shall thereafter continue to be composed of nine members, five of whom shall be Independent Directors, three of whom shall be PubliGroupe Nominees and one of whom shall be the CEO Nominee. The two new Independent Director Nominees needed to replace the Founder Nominees shall be proposed by PubliGroupe and the duly qualified successor Independent Director Nominees proposed by PubliGroupe shall be elected by a majority vote of the remaining members of the Board of Directors (excluding the Founder Nominees being replaced) within ten (10) days thereafter.

                  (d) A Founder Nominee being replaced pursuant to this provision shall continue to serve until a duly qualified successor Independent Director shall have been elected by the Board of Directors.

                  (e) An "Independent Director" means an individual who (i) is "independent" as defined in the listing standards of NASDAQ for purposes of serving as a member of an audit committee, (ii) is not an officer, director or other employee of the Company or the Investors, or of any entity controlled by, controlling or under common control with, the Company or the Investors (a "Prohibited Employee"); (iii) is not an individual who is an employee, officer, director, partner, member, or 10% or greater equity owner in any entity that, during the year of determination, had liabilities owing to or from the Company or the Investors in an amount exceeding 10% of such entity's revenues for such year or 10% of the Company's or Investors' revenues for the immediately preceding year, as the case may be (a "Prohibited Business Partner"); or (iv) is not a family member of a Founder, Prohibited Employee or Prohibited Business Partner.

         3. ELECTION OF DIRECTORS. The Stockholders shall take, at any time and from time to time, all action necessary (including voting the shares owned by him or it or delivering written consents) to cause the election of nominees to the Board of Directors designated in accordance with Section 2 above and to otherwise implement the terms of this Agreement. In addition, the Stockholders and the Company shall take all other action necessary so that the Bylaws and Certificate of Incorporation of the Company are consistent with this Agreement and neither the Stockholders nor the Company shall take any action (e.g., by amending the By-laws or the Certificate of Incorporation or otherwise) which would in any way derogate from the rights granted to the Stockholders hereunder.

         4. SUCCESSOR DIRECTORS.

                  (a) If any PubliGroupe Nominee shall cease to serve as a director for any reason, PubliGroupe shall have the right to designate a successor PubliGroupe Nominee, and the Board of Directors shall promptly take such action as is necessary to elect the designated successor Nominee.

                  (b) If any Founder Nominee shall cease to serve as a director for any reason, the Founders owning at least a majority of the total number of Shares then held by the Founders shall have the right to designate a successor Founder Nominee, and the Board of Directors shall promptly take such action as is necessary to elect the designated successor Nominee.

                  (c) If (i) PubliGroupe notifies the Company that it desires to remove any of the PubliGroupe Nominees as a director, or (ii) the Founders owning at least a majority of the total number of Shares then held by the Founders notify the Company that they desire to remove a Founder Nominee, the Board of Directors of the Company shall promptly take such action as is necessary to effect such removal and to elect any successor Nominee which has been designated in accordance with Sections 3(a) or (b) above .

                  (d) If the CEO Nominee shall cease to be the Chief Executive Officer of the Company for any reason, the Board of Directors shall have the right to remove the CEO Nominee as a director of the Company by the affirmative vote of a majority of the remaining members of the Board of Directors. If the CEO Nominee shall cease to serve as a director for any reason, the Board of Directors of the Company shall elect a replacement CEO Nominee or an additional Independent Director, as a majority of the remaining members of the Board of Directors shall determine.

                  (e) If any Independent Director Nominee shall cease to serve as a director for any reason, the Board of Directors of the Company shall promptly elect the replacement Independent Director Nominee which is designated by a majority vote of the remaining members of the Board of Directors. If at the time of election of the replacement Independent Director Nominee there are fewer than two Independent Director Nominees who are non-United States residents, then such replacement shall be a non-United States resident unless otherwise consented to by PubliGroupe. Each Independent Director Nominee elected under this clause (e) shall continue to serve until such Independent Director Nominee resigns or is removed as a Director in accordance with the terms of this Agreement

                  (f) An Independent Director Nominee may be removed only by the vote or consent of at least 75% of the entire Board of Directors. If an Investor, or the Founders owning at least a majority of the total number of Shares then held by the Founders, notify the Company that it or they desire to remove an Independent Director, the Board of Directors of the Company shall take such action as may be necessary to ensure that a meeting of the Board of Directors is promptly called for the purpose of voting upon such removal.

         5. RESTRICTIONS ON TRANSFER.

                  (a) None of the Stockholders shall sell, assign, transfer, pledge, hypothecate, make gifts of, grant any option with respect to, or in any manner whatsoever dispose of (other than in connection with a redemption or purchase by the issuer thereof) or encumber (any such sale, assignment, transfer, pledge, hypothecation, gift or disposition being hereinafter referred to in this Section 5 as a "Transfer") any Shares or any interest therein, except pursuant to a Permitted Transfer in accordance with Section 5(b). Any purported Transfer by a Stockholder in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company.

                  (b) For purposes of this Agreement, a "Permitted Transfer" shall mean any Transfer of Shares by a Stockholder:

                           (i) to the Company, another Stockholder, to an
affiliate of any Stockholder or to any other person or entity that executes an instrument in form and substance acceptable to the Company agreeing to be bound by the terms of this Agreement as if an original signatory hereto;

                           (ii) to the public pursuant to a registration
statement filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or open market sales made in accordance with Rule 144 promulgated under the Securities Act on
(A) the Swiss Exchange or (B) NASDAQ.

                           (iii) pursuant to a tender offer, a merger,
recapitalization or other business combination, which is recommended to the Stockholders of the Company generally by a majority of the entire Board of Directors of the Company; or

                           (iv) to any person or entity pursuant to Section 6
(Right of First Offer) below;

                  6. RIGHT OF FIRST OFFER.

                  (a) If, at any time a Stockholder (the "Offeror") desires to Transfer (other than a Permitted Transfer pursuant to Section 5(b)(i)-(iii) above), all or any portion of the Shares owned by him or it, the Offeror shall promptly so notify the other Stockholders (the "Other Stockholders") in writing, and shall offer to sell to the Other Stockholders (the "Offer") all, but not less than all, of such Shares it desires to sell (the "Offered Securities") at the price, and on the terms and conditions, upon which the Offeror would be willing to sell the Offered Securities to the Other Stockholders or to a third party negotiating at arms-length. It is understand and agreed that the Offeror may specify the price as the "then current market price" (or a percentage thereof) and such specification shall be sufficient for the written notice of Offer. At any time during the first fifteen (15) business days following the making of the Offer, any or all of the Other Stockholders may notify the Offeror that they exercise their right to purchase all or any portion of the Offered Securities on the same terms and conditions as are specified in the Offer (an "Acceptance Notice"). Each Other Stockholder shall specify in its Acceptance Notice any maximum number of shares of the Offered Securities which such Other Stockholder is willing to purchase. If the Offeror shall receive one or more Acceptance Notices sufficient individually or in the aggregate to purchase all but not less than all of the Offered Securities within such fifteen (15) business day period, it shall be obligated to consummate such transaction with the party or parties who exercised such right, and the party or parties giving the Acceptance Notices shall be obligated to purchase all, but not less than all, of the Offered Securities on the tenth (10th) business day following the Offeror's receipt of the last such Acceptance Notice. In such case, the right to purchase shares of Offered Securities shall be allocated to the Other Stockholders pro rata in accordance with the aggregate number of shares of Common Stock owned by such Other Stockholders on the date of the Offer (but not in excess of the maximum number of shares they are willing to purchase as indicated in their respective Acceptance Notices), with any remaining purchase rights being successively re-allocated on the same basis until either no purchase rights remain or all Other Stockholders have been allocated the maximum number of shares they have indicated they are willing to purchase in their respective Acceptance Notices.

                  (b) If the Offeror shall not receive any Acceptance Notice or shall not receive Acceptance Notices sufficient to sell all of the Offered Securities, it shall have the right to sell all, but not less than all, of the Offered Securities to any person or entity at a price equal to 100% or more of the price set forth in the Offer, and upon such other terms and conditions as are no less favorable to such Offeror than those set forth in the Offer; provided, however, that such sale must be consummated within forty-five (45) business days from the date of the Offer.

                  (c) With respect to each purchase of Securities by Other Stockholders under this Section 6, the Closing therefor shall be held at the principal office of the Company, on the date determined in accordance with
Section 6(a) hereof. The purchase price for the Offered Securities shall be paid in full at such closing in cash or by certified check payable to the order of the Offeror, or by wire transfer in immediately available funds, against delivery of the appropriate stock certificates or instruments evidencing such Offered Securities, duly endorsed or with duly executed stock powers attached thereto. Securities delivered at each closing hereunder shall be free and clear of all liens, charges and encumbrances, and all title thereto, and all rights and privileges of ownership thereof immediately shall be vested in the purchasers thereof. (d) The Company agrees not to effect or permit any Transfer of Securities by any Stockholder or until it has received evidence reasonably satisfactory to it that the provisions of this Section 6 or Section 5, if applicable to such Transfer, have been complied with.

         7. VOTING OF PUBLIGROUPE SHARES. In addition to the voting and governance obligations set forth in Sections 2, 3 and 4 hereof, so long as PubliGroupe owns more than 33-1/3% of the total outstanding shares of Common Stock of the Company, PubliGroupe shall vote all shares which it holds in excess of 33-1/3% ("Excess Shares") in accordance with the recommendation of a majority of the entire Board of Directors on all matters submitted for approval by the Stockholders of the Company. PubliGroupe shall not vote or otherwise take any action or consent with respect to the Excess Shares in the absence of such recommendation by the Board of Directors. Notwithstanding the foregoing, PubliGroupe shall be empowered to vote the Excess Shares in its discretion in connection with (i) any merger or other business combination pursuant to which the shares would be converted into cash or another security,
(ii) any merger or other business combination in which the stockholders of the entity combining with the Company would own a majority of the voting power of the combined entity or (iii) any sale of all or substantially all of the Company's assets. The provisions of this Section 7 shall terminate upon the occurrence of a Dilution Event (as defined in Section 2(c) above). Notwithstanding the occurrence of a Dilution Event, the other rights and obligations of the parties to this Agreement, including without limitation, the provisions of Sections 2, 3 and 4 hereof, shall continue and remain in full force and effect until this Agreement is duly terminated pursuant to Section 11 hereof.

         8. FUNDAMENTAL TRANSACTION. The Company shall not sell or otherwise dispose of Real Media Europe (as defined in the Reorganization Agreement) unless such transaction is approved by at least 75% of the members of the Company's Board of Directors.

         9. RIGHT OF FIRST OFFER FOR RMSA.

                  (a) If at any time during the term of this Agreement, the Company desires to sell all of the outstanding capital stock or substantially all of the assets of RMSA (as defined in the Acquisition Agreement), the Company shall deliver a written notice (the "Sale Notice") to PubliGroupe describing in reasonable detail the proposed transaction, including the price and other material terms of sale (including the material terms of any technology and trademark licenses and non-competition arrangements). PubliGroupe shall have the right to purchase RMSA on the proposed terms and shall notify the Company whether or not it wishes to exercise its right to purchase within fifteen (15) business days after receipt of the Sale Notice. If PubliGroupe exercises its right to purchase hereunder, the Company and PubliGroupe shall promptly negotiate in good faith the other terms and conditions of sale for RMSA.

                  (b) If PubliGroupe does not exercise its right to purchase within such fifteen (15) business day period or if PubliGroupe and the Company are unable to enter into a definitive agreement for the sale of RMSA within forty-five (45) days of PubliGroupe's receipt of the Sale Notice, then the Company may effect the sale of RMSA to a third party at a price no less than and on terms no more favorable to such third party than those specified in the Sale Notice and those last offered by the Company during any negotiations of the definitive agreement with PubliGroupe, so long as such sale is completed within one hundred eighty (180) days of the date of the Sale Notice.

         10. LEGEND. Each certificate evidencing Shares issued following the date hereof shall bear a legend substantially as follows:

         "The shares represented by this certificate are subject to the
         terms  and  conditions  of  a  certain   Stockholders   Voting
         Agreement dated as of ___________, 2000."

         11. TERMINATION. This Agreement shall terminate on the earliest to occur of the following: (i) the date on which PubliGroupe shall cease to own at least 36% of the outstanding shares of Common Stock of the Company or, (ii) the date on which (A) the Stockholders shall cease to own in the aggregate at least 51% of the outstanding shares of Common Stock of the Company and (B) Advance shall cease to own at least 90% of the total number of Shares it owns on the date of this Agreement; or (iii) the date on which (A) Advance and the Founders shall cease to own in the aggregate at least 5% of the outstanding shares of Common Stock of the Company, and (B) Advance shall cease to own at least 90% of the Shares it owns on the date of this Agreement. This Agreement may also be terminated by either Investor or the Founders holding at least sixty-six and two-thirds percent (66 2/3%) of the Founders' Shares, if the provisions for the election of directors set forth in Sections 2 through 4 hereof, inclusive, shall not be complied with in all material respects and such failure to comply (i) is not cured within fifteen (15) business days after written notice thereof is given to the Company and the other Stockholders by the Stockholder seeking termination under this clause and (ii) is not the result of any action or inaction on the part of the Stockholder seeking termination or its designees to the Board of Directors.

         12. NOTICES. All notices or other communications given hereunder shall be in writing and shall be deemed effective upon delivery at the address of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to the address specified below such party's signature hereto or such other address as such party may subsequently notify the other parties of in writing.

         13. ENTIRE AGREEMENT AND AMENDMENTS; TERMINATION OF OTHER AGREEMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety the Second Amended Agreement. The rights and obligations created by this Agreement are in addition to any rights existing under the Certificate of Incorporation and Bylaws of the Company. Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company, Founders holding at least sixty-six and two thirds percent (66 2/3%) of the Founders' Shares, and both of the Investors.

         14. SPECIFIC ENFORCEMENT; OTHER REMEDIES. The Stockholders and the Company acknowledge and agree that they would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such non-breaching party may be entitled at law or equity. The remedy contained in this Section shall not be deemed to be the exclusive remedy for material breach by any party of this Agreement, nor shall such right be deemed to prejudice, or to operate as a waiver of, any remedy contained herein, or any other remedy to which any party may be entitled at law or equity.

         15. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to its conflicts of laws principles) and shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

         16. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Voting Agreement as of the day and year first above written.

REAL MEDIA, INC.                                  FOUNDERS


By:______________________________                 ______________________________
   Name:                                          David Morgan
   Title:                                              Address:
   Address: 260 Fifth Avenue
            New York, NY  10001
                                                  ______________________________
                                                  Gil Beyda
                                                       Address:
PUBLIGROUPE USA HOLDING, INC.


By:______________________________                 ______________________________
                                                  Mark Pinney
                                                       Address:

ADVANCE INTERNET, INC.


By:______________________________                 ______________________________
                                                  Charles Smith
                                                       Address:
PUBLIGROUPE S.A.


By:______________________________                 ______________________________
                                                  Joshua Rosen
                                                       Address:

                                    EXHIBIT C


                    INTERIM ADMINISTRATIVE SERVICES AGREEMENT

                                                                       EXHIBIT C


                    INTERIM ADMINISTRATIVE SERVICES AGREEMENT

         THIS INTERIM ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made as of February __, 2000, by and between PubliGroupe S.A. a company organized under the laws of Switzerland ("PubliGroupe"), and Real Media Europe Holding S.A., a company organized under the laws of Switzerland ("Real Media Europe").

                                   BACKGROUND

         WHEREAS, PubliGroupe, Real Media Europe and Real Media, Inc. ("Real Media") have entered into a Stock Purchase Agreement dated February _, 2000 (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, on the date hereof Real Media will acquire Real Media Europe and certain other Acquired Corporations (as defined in the Acquisition Agreement) and PubliGroupe will receive shares of Common and Preferred Stock of Real Media;

         WHEREAS, PubliGroupe has been providing certain management, administrative and other services to Real Media Europe and its subsidiaries;

         WHEREAS, in order continue to enjoy the benefits of PubliGroupe's experience and skills after closing under the Acquisition Agreement in the operation of the business of Real Media Europe, Real Media Europe desires to retain PubliGroupe to continue to provide (or cause to provide) certain services to Real Media Europe and its subsidiaries, and PubliGroupe desires to accept such retention, all on the terms and conditions of this Agreement; and

         WHEREAS, it is a condition to the closing of the transactions contemplated by the Acquisition Agreement that the parties enter into this Agreement.

                                      TERMS

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Retention of PubliGroupe. Real Media Europe hereby retains PubliGroupe to provide the administrative and other services set forth in
Section 3 below (the "Services") to Real Media Europe, and the other Acquired Corporations, and PubliGroupe hereby accepts such retention by Real Media Europe, all in accordance with the terms and conditions of this Agreement. PubliGroupe may utilize employees of its affiliates or consultants in providing Services hereunder. Real Media Europe may request that PubliGroupe expand, reduce or terminate the services provided by PubliGroupe under this Agreement, in which case the parties will discuss, without obligation, such expansion, reduction or termination as well as an additional charge or reduction in charges for such Services.

         2. Performance of Services. PubliGroupe shall perform the Services with the same degree of care, skill and prudence customarily exercised for its own operations and it is understood and agreed that the Services will be substantially the same in nature, quality and jurisdictional scope to the Services performed by PubliGroupe for Real Media Europe and the other Acquired Corporations during the years prior to the execution of this Agreement, except to the extent of any modifications which may be necessary as a result of Real Media becoming a public company through the public offering of its Common Stock.

         3. Services. During the term of this Agreement and subject to the terms and provisions hereof, PubliGroupe shall provide, or cause its affiliates or consultants to provide, such Services as PubliGroupe and Real Media Europe mutually may consider necessary, appropriate or desirable for the normal operation of Real Media Europe and the other Acquired Corporations following the closing under the Acquisition Agreement. The Services to be provided to Real Media Europe consist of various services required in the conduct of the business of Real Media Europe and the other Acquired Corporations, including, by way of illustration and not limitation, the following:

                  (a) Financial management, including:

                           (i) Accounting and reporting services - billing and
time reporting support, fixed asset, construction accounting, capital asset recovery and analysis, accounting internal auditing and internal and external reporting and analysis;

                           (ii) Taxes - including tax filings compliance and
audit, tax research and planning, benefit plan compliance and tax policy;

                           (iii) Treasury- including cash management and
banking, investment management, corporate finance, risk management and insurance services;

                           (iv) Financial Analysis and Planning-including
financial forecasting assistance, acquisition analysis, actuarial services and financial analysis; and

                  (b) Information technology and network services, including providing access to data bases and enterprise application systems, procedures and processes relating to customer satisfaction, enterprise management, deploy solutions and customer surveys.

                  (c) Legal and contract services, including (i) the review of and reporting on relevant legislation; (ii) the provision where possible, depending on available capacities, of advice and counsel regarding the drafting, negotiation and interpretation of various contracts; (iii) the provision where possible, depending on available capacities, of advice, counsel and assistance regarding mergers and acquisitions, antitrust, labor and employment matters; and
(iv) the supervision of outside counsel retained by Real Media Europe.

                  (d) Corporate planning services, including assistance with corporate budgeting.

         4. Budget; Fees.

                  (a) Real Media Europe shall pay PubliGroupe and its affiliates, as the case may be, for the following reasonable costs which are incurred by PubliGroupe or its affiliates attributable to the performance by PubliGroupe or its affiliates of the Services, (i) all costs incurred by PubliGroupe or its affiliates to vendors or other third parties in providing Services and related supplies and goods; (ii) the directly allocated costs of employees of PubliGroupe and its affiliates (based on the average salary and all other compensation and costs attributable to such employees) allocated to Real Media Europe based on the time expended by employees of PubliGroupe and its affiliates in providing such Services; (iii) all other out of pocket costs directly attributable to the rendering of the Services; and (iv) an amount equal to 5% of the amount of (ii) above.

                  (b) As soon as practicable following execution of this Agreement, Real Media Europe and PubliGroupe shall jointly establish a budget (the "Budget") for the costs of PubliGroupe under Section 4(a)(i) through (iii) above for providing the services contemplated hereunder. PubliGroupe and Real Media Europe shall review and revise the Budget from time to time as needed to reflect any change in the estimated cost of services to be provided hereunder. Real Media Europe shall have no obligation to pay PubliGroupe for any such costs (or any fee payable under Section 4(a)(iv) with respect thereto) which exceed by 15% or more the amount set forth in the Budget(as amended from time to time).

                  (c) PubliGroupe shall submit to Real Media Europe a quarterly statement showing in reasonable detail the calculation for the reimbursable costs and the corresponding amounts therefor contained in the Budget and the fee, which amounts, subject to clause (b) above, shall be due and payable, except as expressly provided herein, within thirty (30) days of receipt of such statement by Real Media Europe.

         5. Confidentiality. Each party hereto may from time to time be provided information that is confidential and proprietary to the other party hereto. Accordingly, each party agrees that it will not reveal such information or any of it, which is not otherwise in the public domain, to a third party without the consent of the other party except as required by law or as necessary to perform obligations or enforce rights hereunder; that such information will be distributed only to those of its own employees and officers who have a reasonable need for it in order to carry out the purposes of this Agreement; that such information will not be used in any manner except for the purpose for which provided; and that upon termination of this Agreement, all documents containing such confidential and proprietary information upon request will be returned promptly to the party to which such information belongs. Each party shall take such steps as are reasonably necessary to protect the confidential or proprietary information of the other. For purposes hereof, confidential or proprietary information shall include customer lists and other customer information, and financial, technical or business information relating to one party and provided by such party to the other.

         6. Term and Termination.

                  (a) Term. This Agreement shall commence on February _, 2000 and terminate on January 31, 2001, unless earlier extended or terminated in accordance with the terms of this Agreement.

                  (b) Renewal. This Agreement will automatically renew for additional terms of three (3) months each, unless either party provides written notice to the other party not less than thirty (30) days prior to the end of the initial term or any such renewal term of its intent to terminate this Agreement.

                           (i) Termination upon Notice. This Agreement may also
be terminated by either party upon ninety (90) days prior written notice to the other party or on such shorter notice as applicable law may require.

                  (c) Termination upon Change of Control. PubliGroupe may terminate this Agreement by written notice to Real Media Europe upon a Change of Control (as defined below) with respect to Real Media . A "Change in Control" of Real Media shall be deemed to have occurred if PubliGroupe or its affiliates shall own shares representing less than a majority of the then outstanding common stock of Real Media.

                  (d) Survival upon Termination. Notwithstanding the foregoing, the provisions of Section 5 (Confidentiality) shall survive the termination or expiration of this Agreement.

         7. General.

                  (a) Entire Agreement. This Agreement constitutes the entire understanding between the parties and supersedes any prior understandings respecting the subject matter thereof.

                  (b) Amendment; Waiver. This Agreement shall not be amended, modified, waived, released or discharged except by a writing signed by an officer or authorized representative of each of the parties.

                  (c) Successors and Assigns. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void.

                  (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, any right, remedy or claim under or by reason of this Agreement.

                  (e) Further Assurances. The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the intent and purposes of this Agreement.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

                  (g) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

                           (i) If to PubliGroupe, to:

                           PubliGroupe S.A.
                           Avenue de Mousquines 4
                           CH - 1005
                           Lausanne, Switzerland
                           Facsimile No.:
                           Attn:

                           (ii) If to Real Media Europe, to:

                           c/o Real Media, Inc.
                           260 Fifth Avenue
                           New York, NY  10001
                           Facsimile No.:  (212) 213-2880
                           Attn:  President

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Switzerland without giving effect to the principles of conflict of laws thereof.

                  (i) No Agency. This Agreement shall not be deemed expressly or by implication to create an agency, employee, or servant relationship between or among any of the parties hereto, or any Affiliates of the parties hereto for any purpose whatsoever.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereinabove indicated.

                                     REAL MEDIA EUROPE HOLDING S.A.


                                     By:_________________________________
                                     Name:
                                     Title:

                                     By:_________________________________
                                     Name:
                                     Title:



                                     PUBLIGROUPE S.A.


                                     By:__________________________________
                                     Name:
                                     Title:

                                     By:_________________________________
                                     Name:
                                     Title:

                                   EXHIBIT D

                          RMSA STOCKHOLDERS AGREEMENT

                                                                       EXHIBIT D

                             STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made this ___ day of February, 2000 among Real Media Inc., a Delaware corporation ("Real Media USA"), Real Media Europe Holding S.A. ("Real Media Europe"), and PubliGroupe S.A. ("PubliGroupe", and, together with Real Media USA and Real Media Europe, the "Parties"), the latter two companies both organized under the laws of Switzerland.


                                   BACKGROUND

WHEREAS, the Parties have entered into a Stock Purchase Agreement dated February, 2000 (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, on the date hereof Real Media USA will acquire Real Media Europe and its subsidiaries, and PubliGroupe will receive additional shares of Common Stock and Preferred Stock of Real Media USA;

WHEREAS, as a result of the transactions contemplated inter alia by the Acquisition Agreement, PubliGroupe will become the owner of 51% of the outstanding capital stock of Real Media S.A., a company organized under the laws of Switzerland ("RMSA"), and Real Media USA will, through its acquisition of Real Media Europe, become the indirect owner, and Real Media Europe the direct owner, of 49% of the outstanding capital stock of RMSA (Real Media Europe and PubliGroupe are sometimes hereinafter referred to as "Stockholders");

WHEREAS, it is a condition to the closing of the transactions contemplated by the Acquisition Agreement that the Parties enter into this Agreement.

                                     TERMS

NOW, THEREFORE, in consideration of the agreements set forth below, the Parties agree as follows:

1. DEFINITION. As used in this Agreement, the term "Shares" means all shares of equity securities of RMSA (i) now or hereafter owned (either beneficially or of record) by a Stockholder, and (ii) which a Stockholder does not own (either beneficially or of record) but as to which it now or hereafter has the right to exercise voting control.

2. DESIGNATION OF NOMINEES. The Board of Directors of RMSA shall be composed of no more than five members. PubliGroupe shall have the right to designate three nominees for election as directors of RMSA (the "PubliGroupe Nominees") and Real Media Europe shall have the right to designate two nominees for election as directors of RMSA (the "Real Media Nominees").

3. ELECTION OF DIRECTORS. The Stockholders shall take, at any time and from time to time, all action necessary (including voting the shares owned by him or it or delivering written consents) to cause the election of nominees to the Board of Directors designated in accordance with Section 2 above and to otherwise implement the terms of this Agreement.

4.   SUCCESSOR DIRECTORS.

a) If any PubliGroupe Nominee shall cease to serve as a director for any reason, PubliGroupe shall have the right to designate a successor PubliGroupe Nominee, and the Stockholders shall promptly take such action as is necessary to elect the designated successor Nominee.

 b) If any Real Media Nominee shall cease to serve as a director for any reason, Real Media Europe shall have the right to designate a successor Real Media Nominee, and the Stockholders shall promptly take such action as is necessary to elect the designated successor Nominee.


c) If (i) PubliGroupe notifies RMSA that it desires to remove any of the PubliGroupe Nominees, or (ii) Real Media Europe notifies RMSA that it desires to remove a Real Media Nominee, the Stockholders of RMSA shall promptly take such action as is necessary to effect such removal and to elect any successor Nominee which has been designated in accordance with
     Section 2 above.


5. MANAGEMENT AND CONTROL. The Chairman of the Board of Directors shall be elected by a majority of the Board of Directors. Subject to applicable law, the Stockholders shall cause and instruct their respective nominees to the Board of Directors that they shall not take, or allow to be taken by any officer of RMSA, any of the actions set below without the affirmative vote or consent of both Stockholders:


a) except for any loans by PubliGroupe to RMSA under Section 6 below, incur or refinance any existing indebtedness of RMSA;

b) issue, purchase or redeem any equity securities under any authorized or conditional capital of RMSA;

c) adopt or effect any plan of sale, merger, consolidation, dissolution, reorganization or recapitalization of RMSA or enter into any joint venture, technology license (other than licenses pursuant to the Technology Transfer Agreement dated the date hereof) or technology development or other similar agreements; sell all or substantially all of the assets of RMSA;

d)   sells all or substantially all of the assets of RMSA;

e) enter into a significant new line of business which is unrelated to RMSA's then existing business, abandon any significant line of business, or otherwise fundamentally change the nature of RMSA's business; or

f) amend or circumvent in any manner the provisions set forth in this Agreement.

g) other than as contemplated by the Acquisition Agreement and the Exhibits thereto, enter into any transaction with either Party providing for the furnishing of services by or to, or the sale of products by or to, or rental of real or personal property from or to, or otherwise requiring cash payments by or to, any such Party in excess of an aggregate of US $50,000.--.

6. LOANS. PubliGroupe shall fund the operations of RMSA through loans as needed for working capital and other general corporate purposes. Each loan made by PubliGroupe to RMSA hereunder shall be evidenced by a promissory note of RMSA having the following terms: (i) the unpaid principal balance of any loan shall bear interest at the annual rate equal to the prime rate announced from time to time by the banks of Switzerland; (ii) RMSA shall pay interest on the loan on the date of its maturity; (iii) the principal amount of any loans shall become due and payable on the date of closing of either RMSA option pursuant to
Section 4.1 of the Acquisition Agreement (the "RMSA Option").

7. RESTRICTIONS ON TRANSFER BY STOCKHOLDERS. For a period of 5 years, neither Stockholder shall sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such sale, assignment, transfer, pledge, hypothecation, gift or disposition being hereinafter referred to in this Section 7 as a "Transfer") any Shares owned by a Stockholder (the "Stockholder Stock") or any interest therein, except as provided for in the Acquisition Agreement
     or the Stockholders Voting Agreement dated February   , 2000 by and among
     Real Media USA, PubliGroupe, PubliGroupe USA Holding Inc., Advance Internet, Inc. and the persons listed as founders on the signature page thereto (the "Stockholders Voting Agreement").

8. SPECIFIC ENFORCEMENT; OTHER REMEDIES. The Parties acknowledge and agree that they would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the non-breaching Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, in addition to any other remedy to which such nonbreaching Party may be entitled at law or equity. The remedy contained in this Section shall not be deemed to be the exclusive remedy for material breach by any Party of this Agreement, nor shall such right be deemed to prejudice, or to operate as a waiver of, any remedy contained herein, or any other remedy to which any Party may be entitled at law or equity.

9. TERM; STOCKHOLDERS VOTING AGREEMENT. This Agreement shall remain valid for so long as Real Media Europe and PubliGroupe remain direct Stockholders and Real Media USA remains indirect shareholder of RMSA and shall terminate absolutely as to all Parties upon the consummation of the RMSA Option or upon a transaction provided for under Section 9(a) of the Stockholders Voting Agreement.

10. NOTICES. All notices or other communications given hereunder shall be in writing and shall be deemed effective upon delivery at the address of the Party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to the address specified below such Party's signature hereto or such other address as such Party may subsequently notify the other Party of in writing.

11. ENTIRE AGREEMENT AND AMENDMENTS; TERMINATION OF OTHER AGREEMENTS. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. The rights and obligations created by this Agreement are in addition to any rights existing under the organizational documents of RMSA. Neither this Agreement nor any provision hereof may be assigned waived, modified, amended or terminated except by a written agreement signed by the Parties.

12. In respect of the obligations to which Real Media USA is not subject itself (because it being only indirect shareholder of RMSA and not Stockholder), it will -- as parent company of Real Media Europe -- cause Real Media Europe to fully comply at all times with such obligations.

13. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed and construed in accordance with the laws of Switzerland (without giving effect to its conflicts of laws principles); it shall bind and inure to the benefit of the permitted successors and assigns of the Parties.

14. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in three or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

REAL MEDIA, INC.


By: ----------------------------
    Name:
    Title:
    Address: 32 East 31st Street
             9th Floor
             New York, NY 10016


PUBLIGROUPE S.A.


By: ----------------------------                By: ----------------------------
    Name:                                            Name:
    Title:                                           Title:
    Address:                                         Address:


REAL MEDIA EUROPE HOLDING S.A.


By: ----------------------------                By: ----------------------------
    Name:                                            Name:
    Title:                                           Title:
    Address:                                         Address:

                                    EXHIBIT E


                          TECHNOLOGY TRANSFER AGREEMENT

                                                                       EXHIBIT E


                          TECHNOLOGY TRANSFER AGREEMENT

         THIS AMENDED AND RESTATED TECHNOLOGY TRANSFER AGREEMENT (the "Agreement"), is made this __ day of February, 2000 between REAL MEDIA, INC., a Delaware corporation ("Real Media USA"), Real Media S.A., a company, organized under the laws of Switzerland ("RMSA"), and 51% owned subsidiary company of PubliGroupe S.A., a company organized under the laws of Switzerland ("PubliGroupe").

                                   Background

         WHEREAS, PubliGroupe and Real Media USA have entered into a Stock Purchase Agreement dated February __, 2000 (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, on the date hereof Real Media USA will acquire Real Media Europe Holding S.A. and its subsidiaries ("Real Media Europe") from PubliGroupe, and PubliGroupe will receive additional shares of Common and Preferred Stock of Real Media USA;

         WHEREAS, as a result of the transactions contemplated by the Acquisition Agreement; PubliGroupe will become the owner of 51% of RMSA and Real Media USA will become the owner of 49% of RMSA;

         WHEREAS, it is a condition to the closing of the transactions contemplated by the Acquisition Agreement that the parties enter into this Technology Transfer Agreement.

                                      Terms

         NOW THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties agree as follows:

         1. Definitions. Capitalized Terms not otherwise defined herein shall have the meanings set forth below.

         "Business" shall mean the business of providing Online Content Providers in Switzerland with integrated planning, placement and measurement of advertising and other content using the Technology.

         "Online Content Provider in Switzerland" shall mean an online content provider whose primary offices are located in Switzerland or which publishes online content designed primarily for readers in Switzerland and seeks advertising for products and services marketed in Switzerland.

         "Products" shall mean the software products set forth on Exhibit B and such other software products that utilize the Technology primarily for the Business.

         "Technology" shall mean the technology referred to by Real Media USA as the AdStream system used in the management of online content, as described in Exhibit A attached hereto, including improvements thereto as described in
Section 7 of this Agreement.

                  "Trademark Agreement" shall mean the Trademark and Tradename Agreement dated the date hereof among Real Media USA, PubliGroupe and RMSA, as such Agreement may be amended from time to time.



         2. Grant of License; Use of Technology. Real Media USA grants RMSA the license and right to use, reproduce, modify and enhance solely in connection with the operation of the Business in Switzerland, the Technology. RMSA shall not use the Technology in connection with any other service, product or business other than the Business, or in any other country or territory other than Switzerland. Real Media USA has delivered to RMSA copies of discs, documents, tapes, source codes and other records and media in which the Technology has been written, recorded, or otherwise embodied (the "Technology Records").

         3. Exclusivity.

         Subject to Paragraph 12 hereof and with the exception of the Netscape Bundled Software (as defined below), during the term of this Agreement neither Real Media USA nor its affiliates will use, nor will any of them grant the right to any third party to use, reproduce, modify, enhance, relicense, market and exploit the Technology and/or the Products in connection with the Business in Switzerland. Real Media USA retains all rights to use and license the use of the Technology outside Switzerland. For purposes of this Agreement the term "Netscape Bundled Software" shall mean any suite of software products offered by Netscape (or its successors) that includes the Products only so long as (i) RMSA is paid a fee of 25% of the revenue received by Real Media USA from Netscape for sales of the Netscape Bundled Software in Switzerland. Real Media USA will provide RMSA with reasonable details of any ongoing negotiations with Netscape for bundled software incorporating the Products to be sold in Switzerland and Real Media USA will solicit the cooperation and assistance of RMSA in developing the strategy for marketing the Netscape Bundled Software in Switzerland.

         4. Reseller Arrangements.

                  (a) RMSA shall have the exclusive right to relicense the Products and to provide related services in Switzerland, in its sole and complete discretion, including, but not limited to the right to set relicense fees and the charges for related technical services. All of the costs and expenses incurred by RMSA relating to the relicensing of the Products and the provision of related services, or otherwise will be borne by RMSA. RMSA is not, and shall not do business as the representative, agent, franchisee, servant or employee of Real Media USA but shall act solely as an independent contractor. RMSA may relicense the Products and provide related services, only upon procuring from each customer a properly completed and executed non-exclusive Product license agreement in a form substantially similar to the attached Annex A; this licensing agreement may be properly completed and executed online by the licensees.

                  (b) RMSA shall ensure that all copies of the Products delivered to customers shall retain the proprietary and copyright notices and legends supplied by Real Media

USA and shall keep a record identifying each copy of the Product and the customer to whom it has been delivered.

                  (c) RMSA shall report and pay Real Media USA on a quarterly basis a fee on all receipts for Products and related services sold in the previous quarter. Payments to Real Media USA shall be computed as a percentage of the net sales price for the Products and related services sold to end users calculated in accordance with the fee schedule attached as Schedule 1 based upon all such sales from and after the date hereof and subject to the credit for prepaid fees set forth thereon. Payments shall be made in United States currency to a Bank designated by Real Media USA within thirty (30) days of end of each quarter.

         5. Regulatory Matters.

                  (a) RMSA shall comply with the laws of Switzerland relating to the marking of products with suitable patent and/or copyright notices, as applicable.

                  (b) RMSA shall not, without the prior written consent of Real Media USA, transmit any Technology or any information received from Real Media USA, directly or indirectly, to any country to which export of such information or product is prohibited by United States government regulations as issued from time to time relating to the exportation of technical data of United States origin. Real Media USA shall take reasonable steps to undertake to comply with United States laws and regulations which result in the least restriction on the use of the Technology by RMSA.

                  (c) Notwithstanding any other provision of this Agreement, Real Media USA may grant non-exclusive licenses under the Technology to third parties, to the extent necessary to comply with applicable compulsory license requirements and to keep any patents of the Technology in full force.

                  (d) To the extent that Real Media USA deems it necessary or desirable to obtain approval of, record, or register this license, RMSA shall at Real Media USA's expense, cooperate fully with Real Media USA or Real Media USA's designee (including the execution of all documents which Real Media USA deems necessary or desirable) in seeking such approval and effecting such recording or registration, and in withdrawing or canceling any such approval, recording or registration upon the termination of this Agreement.

         6. Delivery of Technology. Except as required by the terms of any relicensing of the Products as permitted under this Agreement, RMSA will not cause any additional copies of the Technology Records to be made without Real Media USA's prior written consent. RMSA will treat the Technology as secret and confidential, will take all reasonable precautions to prevent the unauthorized disclosure of the Technology (including without limitation following the most stringent security procedures that it follows with its own trade secrets and confidential information), and will not disclose the Technology to anyone other than those of its employees and agents who require such knowledge in order that RMSA may carry out its duties under this Agreement. RMSA obligation to maintain secrecy and confidentiality shall not extend to any issued patents or any Technology which is or becomes public knowledge through no act or omission of RMSA.

         7. Improvements.

                  (a) If Real Media USA invents, develops, acquires or learns of any improvements to the Technology during the period beginning with the date of this Agreement and ending on December 31 2005, Real Media USA will promptly notify RMSA of such improvements, and such improvements will be considered "Technology" for the purposes of this Agreement; provided, however, that if the license granted hereunder shall be rendered non-exclusive in accordance with Paragraph 12 hereof, any improvements made thereafter to the Technology shall not be subject to the terms of this Agreement.

                  (b) If RMSA invents, develops, acquires or learns of any improvements to the Technology during the period beginning with the date of this Agreement and ending on December 31, 2005, RMSA, will promptly notify Real Media USA of such improvements. RMSA hereby grant to Real Media USA a fully paid-up license to all rights to use and market such improvements for the term of this Agreement; provided, however, that if the license granted hereunder shall be rendered non-exclusive in accordance with Paragraph 12 hereof, any improvements made thereafter to the Technology shall not be subject to the terms of this Agreement.

         8. Patent and Copyright Protection. Real Media USA makes no representations or warranties concerning the Technology or its patentability, and no representations or warranties that RMSA's use of any Technology will not infringe the rights of any third party. Real Media USA has no obligation to indemnify RMSA in the event that RMSA's use of Technology, conduct of the Business, or sale of a product or service, infringes or is claimed to infringe the rights of any third party. Notwithstanding the foregoing, Real Media USA at its own expense will seek such patent and copyright protection in Switzerland as Real Media USA deems advisable, and take such steps as Real Media USA and RMSA together deem prudent to protect the Technology against infringement, and RMSA shall provide reasonable co-operation to Real Media USA in relation to the seeking of such protection. If local copyright law in Switzerland is not adequate to protect the Technology, RMSA acknowledges that Real Media USA shall be entitled to patent the Technology in such country, and RMSA shall reimburse to Real Media USA the reasonable costs and fees of obtaining such patents in Switzerland. RMSA shall not, directly or indirectly, (i) apply for any patents in respect of any aspect of the Technology, (ii) enter into any Agreement with any third party which in any way alters, diminishes, or restricts the rights of Real Media USA or RMSA in any aspect of the Technology or places any restrictions or conditions upon the use of any Technology (provided that nothing contained herein shall preclude the grant of any relicense of the Products as permitted under this Agreement), or (iii) take any other action that would prejudice or interfere with Real Media USA's ownership of any Technology or the patents in any Technology. Nothing in this Paragraph 8 shall restrict or prevent the RMSA from prosecuting or defending as applicable any action in Switzerland for infringement involving the Technology and/or the Products in accordance with Paragraph 9.

         9. Infringement.

                  (a) If either RMSA or Real Media USA become aware of any unauthorized use or infringement by any third party of any Technology in Switzerland, each of them will promptly notify the other. Following such notification, Real Media USA and RMSA shall for the period of 21 days following such notification attempt in good faith to agree what action should be taken and: (i) if either Real Media USA or RMSA wants to take action to prevent such infringement continuing (the "Proceeding Party") but the other party declines to take action (the "Declining Party"), the Proceeding Party shall be entitled upon the expiration of such period or at any time thereafter to proceed at its discretion and shall pay the costs of the action and retain any amounts recovered, and the Declining Party shall provide reasonable co-operation and assistance in connection with such action at the Proceeding Party's cost; or
(ii) if both Real Media USA and RMSA want to take action but they cannot agree on the form of action to take within such period, RMSA shall be solely entitled to bring any claim for infringement by any third party in respect of the use of the Technology in Switzerland and retain any amounts recovered, and Real Media USA shall at its own cost provide such reasonable co-operation and assistance as may be requested by RMSA in connection with any such action.

                  (b) If RMSA or Real Media USA become aware of any assertion by any third party that RMSA's use of any Technology constitutes patent, copyright, or trade secret infringement, or any other tortious act, each of them will promptly notify the other.

                  (c) In the event that such any such assertion as described in sub-paragraph (b) of this Clause 9 results in a claim being brought in Switzerland against RMSA: (i) RMSA shall have the right at its discretion to defend any such claim and shall be responsible for paying the costs of the defense; and (ii) Real Media USA shall provide reasonable co-operation and assistance to RMSA in connection with the defense of such claim, provided that RMSA shall not be entitled to settle any claim or make any admission in respect of such claim which would prejudice Real Media USA's ownership of the Technology without the written consent of Real Media USA. If Real Media USA declines to give consent within 21 days of a request made by the RMSA in circumstances where RMSA wish to settle a claim or make an admission as described in the preceding sentence, Real Media USA shall have conduct of and shall be responsible for bearing all the costs of the defense of such claim as of the expiration of such 21 day period.

                  (d) In the event that any such assertion as described in sub-paragraph (b) of this Clause 9 results in a claim being brought in Switzerland against Real Media USA, the following shall apply: (i) Real Media USA shall have the right at its discretion to defend any such claim and shall be responsible for paying the costs of the defense; and (ii) RMSA shall provide reasonable assistance to Real Media USA in connection with the defense of such claim, provided that Real Media USA shall not be entitled to settle any claim or make any admission in respect of such claim which could prejudice or harm the rights of RMSA under this Agreement without the prior written consent of RMSA. If RMSA decline to give consent within 21 days of a request made by Real Media USA in circumstances where Real Media USA wishes to settle a claim or make an admission as described in the preceding sentence, RMSA shall have conduct of and shall be responsible for bearing all the costs of the defense of such claim as of the expiration of such 21 day period.

         10. Liability. Real Media USA makes no representation, guarantee or warranty, express or implied, as to the results to be expected from use of any of the inventions contained in the Technology or from the manufacture or sale of any product or service using or embodying the Technology. Real Media USA shall have no responsibility under any legal principle to RMSA, or others for the quality or performance of any product or service using or embodying the Technology, for the claims of third parties relating to any product or service using or embodying the Technology or sold by RMSA. In no event shall Real Media USA be liable to the RMSA or others for indirect, special, incidental or consequential damages under this Agreement or otherwise.

         11. Term and Termination. This Agreement will commence on the date of this Agreement and, continue until December 31, 2005, unless terminated upon the mutual agreement of Real Media USA and RMSA, or unless terminated as follows:

                  (a) Real Media USA may terminate this Agreement immediately if RMSA, becomes insolvent, or is unable to pay its debts when due, or makes any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or be adjudicated bankrupt or insolvent.

                  (b) If Real Media USA on the one hand, or RMSA on the other hand, commits a breach of any of the material terms and provisions of this Agreement or the Trademark Agreement, the non-breaching party may terminate this Agreement after providing written notice describing such breach and the steps needed to cure such breach, and allow the breaching party thirty (30) days after the delivery of such notice in which to cure such breach. If the breach is not cured, then this Agreement shall terminate sixty (60) days after the date of delivery of notice. The failure of a party to terminate this Agreement for any one or more acts or instances constituting a breach shall in no way be construed as a waiver, express or implied, of such party's right to terminate for any other act or instance of like or different nature.

         12. Effect of Termination.

                  (a) Upon the termination of this Agreement for the reasons set forth in Subsections 11(a) or 11(b) by reason of a breach by RMSA, (i) except for those continuing rights described in Subsection (b) below, RMSA's right to use the Technology and all of RMSA's other rights under this Agreement shall cease except with respect to licensees of RMSA subject to the terms provided in such licensing agreements, (ii) RMSA will immediately return to Real Media USA all copies of all Technology Records and will erase or destroy all other copies in its possession or control other than those needed in connection with the continuing rights described in Subsection (b) below, and (iii) and subject to Subsection (b) below, all of the other rights, duties and obligations of the parties hereunder shall terminate except RMSA's obligations (1) under Section 6, and (2) to cooperate in Real Media USA or RMSA's prosecution or defense of any infringement claims in accordance with
Section 9.

                  (b) Upon termination of this Agreement for the reasons set forth in Subsections 11(a) or 11(b) by reason of a breach by RMSA, Real Media USA acknowledges that any sub-licenses granted by RMSA in respect of the Technology which are in force as at the date of termination shall continue in force until the date of expiration or termination of each such sub-license in accordance with its terms. The parties agree that the provisions of this Agreement shall continue to apply as between the parties in respect of any sub-licenses as described in this Subsection (b) to the extent required to give effect to the provisions of this Subsection (b).

                  (c) Upon the termination of this Agreement for any reason other than those set forth in Subsections 11(a) or 11(b) by reason of a breach by RMSA, (i) RMSA shall continue to have the right to use and to relicense the Technology on a non-exclusive basis, (ii) all of RMSA's other rights under this Agreement shall cease, including without limitation the right to receive improvements under Subsection 7(a).

         13. Assignment, Sublicensing. The rights granted to RMSA under this Agreement are personal to RMSA. Subject to the express terms hereof, Real Media USA does not grant, and nothing in this Agreement shall be construed as granting, RMSA the right to directly or indirectly sublicense or authorize others to use the Technology. RMSA may not directly or indirectly assign or transfer to any third party all or any part of its rights or duties under this Agreement.

         14. Miscellaneous.

                  (a) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows: (i) if to Real Media USA, Real Media, Inc., 260 Fifth Avenue, New York, New York 10001, attention: President, with a copy to Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, attention: Gil C. Tily, Esq.; and (ii) if to RMSA, c/o PUBLIGroupe, S.A., Avenue des Mousquines 4, CH-1005, Lausanne, Switzerland, with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, attention: Joseph R. Rackman; or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other.

                  (b) This Agreement shall be governed by the laws of the State of New York, Unites States of America, and may be amended or modified only by a writing executed by all parties, and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  (c) The invalidity of any provision of this Agreement will not affect the validity of the remaining provisions, and this Agreement will be construed as if such invalid provision had been omitted.

                  (d) In the event of a breach by any party hereto of the terms of this Agreement, the other party or parties shall be entitled to all of their remedies at law or in equity. The parties hereto acknowledge that a breach of this Agreement will cause irreparable damage to the other party or parties, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, the parties hereto acknowledge that, upon a breach of this Agreement, the other party or parties shall be entitled to injunctive or other equitable relief, without posting bond or other security.

                  (e) This Agreement sets forth all of the promises and undertakings between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written with respect to the subject matter hereof.

This Agreement has been written in the English language. In the event of conflict between the English version and any version in any other language, the English version shall prevail.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                                   REAL MEDIA, INC.

                                   By: _________________________
                                     Name:  David Morgan
                                     Title:  President

                                   REAL MEDIA S.A.

                                   By: _________________________
                                     Name:
                                     Title:

                                    Exhibit A


For purposes of the Technology Agreement, the "Technology" shall be defined as all computer software, source code and systems created, modified or enhanced by Real Media USA relating to the development and operation of its Open AdStream technology or any successor thereto which in any manner performs the same or substantially similar function and all other software, source code and systems which shall be developed during the applicable periods which is used for the Business.

                                    Exhibit B

                                    Products


                  Open AdStream

                                   Schedule 1




                  Commissions                   Percentage of Gross End User Sales*
                  -----------                   -----------------------------------
          Annual Revenue (US Dollars)           Initial Sale                Renewal
          ---------------------------           ------------                -------
0 - 100,000                                     17.5%                       10%
101,000 - 200,000                               15.0%                       7.5%
Over 200,000                                    12.5%                       5.0%



* Based on revenue received by RMSA for relicense and related services, exclusive of taxes and governmental fees, where the amounts paid by the end user of the Products are known to RMSA.

         Additionally, commissions shall be payable equal to thirty percent of revenue received by RMSA for relicense and related services, exclusive of taxes and governmental fees, where the amounts paid by the end users of the Products are not known to RMSA.

         RMSA shall be entitled to a credit of US $_________ against the payment of fees payable to Real Media USA hereunder.

                                   EXHIBIT F

                             COOPERATION AGREEMENT

                                                                       EXHIBIT F

COOPERATION AGREEMENT BETWEEN PUBLIGROUPE S.A. AND REAL MEDIA, INC.



                                   Background

PubliGroupe has a strategic interest in developing its advertising activities in interactive media at a worldwide scale through Real Media to a large extent. It is committed to develop best possible synergies between its existing activities in traditional media and the opportunities opened in interactive media, particularly in developing close working relationships between its international division, the Publicitas Promotion Network (PPN) and Real Media (RM).

PPN is a division of PubliGroupe which in the past and in the foreseeable future has been and will be positioned as a media promotion and advertising sales network. Real Media is a company partly owned by PubliGroupe which in the past and in the foreseeable future will focus its core activities on developing advertising solution for digital media, including interactive ad management technology, online advertising sales and providing related media services.



                                   Agreement

1. Advertising. The main purpose of this agreement ("THE AGREEMENT") is for PPN and RM to develop synergies in advertising sales based on: (i) the partnerships with print and online content publishers (the "PARTNERS"),
     (ii) the relationships with advertisers and agencies (the "CLIENTS") established by both parties.

     The focus of the cooperation is to develop commercial offers for CLIENTS which combine a print and an online component, so-called "Print Plus" offers. These offers will be developed jointly with PARTNERS of both companies and will be sold to CLIENTS in coordination by the sales organizations of PPN and RM. Remuneration will be based on a commission split agreement, to be defined within the Regional Agreements(9).

     PPN will, in addition, use its reasonable efforts to promote RM as an online sales organization of choice towards its PARTNERS. PPN will also redirect any contacts with CLIENTS which specifically are looking for advertising services in digital media. Any online advertising sales leads generated by PPN for RM will be compensated by a share of RM's sales commission, to be defined within the Regional Agreements(9).

     RM commits to use its reasonable efforts to promote PPN as a transnational print media representation and sales organization of choice towards its PARTNERS, also active in print media, it has relationships with. RM will, in addition, redirect any contacts with CLIENTS which specifically are looking for print media advertising opportunities. Any print advertising sales leads generated by RM for PPN will be compensated by a share of PPN's sales commission, to be defined within the Regional Agreements(9).

2. Technology. PPN will use its reasonable efforts to promote Open AdStream towards its PARTNERS as the technology of choice. Any sales leads generated by PPN will be compensated by a 8% sales commission on the initial one year Open AdStream licensing fee charged to the client.

3. Equal Pricing. PPN and RM will practice and get the guarantee from the other party to always be in a position to offer the same-price (best-price-practice) as the other party for the same offer.

4. Information. PPN and RM will share all information directly related to THE AGREEMENT on a ongoing basis.

5. Confidentiality. Any information disclosed by one party to the other is for the exclusive use of the other party for the purpose of THE AGREEMENT and will not be disclosed to any third party unless such disclosure is required by applicable law.

6. Promotion. PPN and RM will in their communication and promotion activities promote one another. Both will refrain from activities which could negatively affect the other party's image.

7. Employees. PPN and RM agree that any transfers of employees from one company to the other have to be discussed and agreed on by the appropriate management-level of each company before any contracts with employees are negotiated or signed.

8. Competition. During the term of this Agreement, Real Media will not actively seek relationships with companies that compete with PPN's Core Business of i) the representation of print media for the sale and promotion of advertising including print-plus programs, ii) the sale of advertising in printed and electronic telephone and professional directories, and iii) the creation and management of web sites, such as Autoweb in Europe ("PPN Core Business") and PPN will not actively seek relationships with companies that compete with Real Media's Core Business of i) the sale and promotion of internet advertising, ii) the sale of advertising management technology to web sites, and iii) the sale of media and marketing services to web sites. Real Media may develop relationship(s) with a PARTNER that has a relationship with a company that competes with a PPN Core Business as defined above. PPN may develop relationship(s) with a PARTNER that has a relationship with a company that competes with Real Media's Core Business as defined above. In such an event each Party will use its reasonable best efforts to convince the PARTNER to work with Real Media or PPN, respectively. Each party agrees that it will not develop activities that compete with each other's Core Businesses.

9. Term and Termination. THE AGREEMENT is valid for a period of three years upon the date of signature. It will be renewed automatically for subsequent periods of one year unless either party gives notice six months before. It can be terminated at any time upon mutual agreement. PPN can terminate the agreement unilaterally with a six month notice should (i) RM significantly change the focus of its activities, or (ii) should PubliGroupe's share in RM's capital fall under 40%.

     THE AGREEMENT will be complemented by detailed Regional Agreements which will be discussed and finalized in respect of the guidelines set in THE AGREEMENT on a region-by-region-basis (US, Latin America, Europe, Asia/Pacific) by the Regional Managing Directors of PPN and RM. The Regional Agreements will be re-discussed on a yearly basis.

10. Effect of Termination. Upon the termination of this agreement, PPN and RM regain full rights to work independently without any obligations towards the other party.

11. Exclusions. This Agreement covers all regions and countries of the world with the exclusion of Switzerland. All areas of advertising are covered by this agreement with the exclusion of classified advertising, an area in which both parties shall pursue opportunities independently.

12. Succession. This Agreement shall supercede and replace any and all existing Agreements currently in place between the Parties that pertains to the subject matter hereof.

13. Governing Law; Arbitration. This Agreement shall be governed by the laws of Switzerland. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration conducted before one arbitrator who is knowledgeable in the fields of law and business applicable to this Agreement, or if a dispute pertains to issues affecting the financial obligations of the Parties, the arbitrator shall be a lawyer and a certified public accountant. The site of any such arbitration shall be in Zurich, Switzerland. The judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each Party shall bear its own costs and expenses, including fee and expenses of counsel, associated with the arbitration. The arbitrator shall not be empowered to award punitive damages to either Party.


Publigroupe S.A.
                 -------------------------------


Real Media, Inc.
                 -------------------------------

                                    EXHIBIT G


                        TRADEMARK AND TRADENAME AGREEMENT

                                                                       EXHIBIT G


                        TRADEMARK AND TRADENAME AGREEMENT

            THIS TRADEMARK AND TRADENAME AGREEMENT (the "Agreement"), is made this ___ day of ___________, 2000 between REAL MEDIA, INC., a Delaware corporation ("Real Media USA"), Real Media, S.A., a company, organized under the laws of Switzerland ("RMSA"), and 51% owned subsidiary company of PubliGroupe, S.A., a company organized under the laws of Switzerland ("PubliGroupe").

                                   BACKGROUND

            PubliGroupe and Real Media USA have entered into a Stock Purchase Agreement dated February __, 2000 (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, on the date hereof Real Media USA will acquire Real Media Europe, S.A. and its subsidiaries ("Real Media Europe")from PubliGroupe, and PubliGroupe will receive additional shares of Common and Preferred Stock of Real Media USA. As a result of the transactions contemplated by the Acquisition Agreement; PubliGroupe will become the owner of 51% of RMSA and Real Media USA will become the owner of 49% of RMSA;

            Real Media USA has created technology, which it refers to as the AdStream system, for use in the management of online content as more fully defined in the Technology Transfer Agreement of even date by and between the parties hereto (the "Technology"). RMSA provides Online Content Providers in Switzerland with integrated planning and placement of advertising and other content on their online sites using the Technology and similar technology (the "Business"). As used in this Agreement, an "Online Content Provider in Switzerland" shall mean an online content provider whose primary offices are located in Switzerland or which provides online content designed primarily for readers in Switzerland and seeks advertising for products and services marketed in Switzerland. Real Media USA and RMSA have entered into a Technology Transfer Agreement (the "Technology Transfer Agreement") on this date, pursuant to which Real Media USA will provide RMSA with the Technology and certain support services. RMSA wishes to use the corporate name and trade name REAL MEDIA S.A., the trademark REAL MEDIA and the trademark ADSTREAM in connection with the Business in Switzerland, and other marks developed in conjunction with the business, pursuant to the terms of this Agreement.

            It is a condition to the closing of the transactions contemplated by the Acquisition Agreement that the parties enter into this Trademark and Tradename Agreement.

                                      TERMS

            NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties agree as follows:

            1. USE OF MARKS. Real Media USA grants RMSA the right to use, solely in connection with the operation of the Business in Switzerland, the trade name and corporate name REAL MEDIA S.A., the trademark REAL MEDIA, the trademark ADSTREAM, and the trademark MEDIAEXPRESS and such other trademarks and tradenames as shall be employed by Real Media USA in connection with the operation of the Business outside Switzerland. RMSA shall not use the Marks or any variations of the Marks in connection with any other service, product or business other than the Business, or in any other country or territory other than Switzerland.

            2. EXCLUSIVITY. During the term of this Agreement Real Media USA will not use, and will not grant the right to any third party to use, the Marks in connection with the Business in Switzerland. Real Media USA retains all rights to use and license the use of the Marks outside Switzerland.

            3. APPEARANCE OF MARKS. Real Media USA and RMSA will together develop and agree upon advertisements, brochures, displays, and other advertising or promotional material bearing the Licensed Mark.

            4. REGULATORY MATTERS. To the extent that Real Media USA deems it necessary or desirable to obtain approval of, record, or register this license, or to record or register RMSA as a registered user of the Marks, RMSA shall cooperate fully with Real Media USA or Real Media USA's designee (including the execution of all documents which Real Media USA reasonably deems necessary or desirable) in seeking such approval and effecting such recording or registration, and in withdrawing or canceling any such approval, recording or registration upon the termination of this Agreement.

            5. REGISTRATION AND MAINTENANCE. Real Media USA makes no representations or warranties that the Marks are available for use in Switzerland, no representations or warranties as to the availability, protectability, registrability, validity or enforceability of any Mark, and no representations or warranties that RMSA's use of any Mark will not infringe the rights of any third party. Real Media USA has no obligation to indemnify RMSA in the event that RMSA's use of a Mark, conduct of the Business, or sale of a product or service, infringes or is claimed to infringe the rights of any third party. Notwithstanding the foregoing, Real Media USA will seek, in Real Media USA's name, such registrations of the Marks as RMSA requests or Real Media USA deems advisable, and take such steps as Real Media USA and RMSA together deem prudent to protect the Marks against infringement, including RMSA preemptively registering marks in Switzerland (following prior written notice to Real Media USA of such intent to preemptively register) that will be transferred to Real Media USA upon demand. RMSA shall fully cooperate with Real Media USA in the taking of any such actions, and reimburse Real Media USA for the costs and fees incurred in connection with the clearance, registration, maintenance, and protection of the Marks in Switzerland. In the event that Real Media USA or its counsel determines that a Mark is not available for use, registrable or protectible in Switzerland, or that RMSA determines that the Business requires marks in addition to the Marks, Real Media USA and RMSA will together select such alternate or additional marks, and such alternate or additional marks will be considered "Marks" under this Agreement, and Real Media USA will seek to register them in Real Media USA's name. RMSA will not, directly or indirectly,
(i) prosecute any application for registration of any Mark, (ii) enter into any agreement with any third party which in any way alters, diminishes or restricts the rights of Real Media USA or RMSA in any Mark or places any restrictions or conditions upon the use or appearance of any Mark, (iii) prosecute or defend any action alleging infringement or similar action involving the Marks, or (iv) take any other action that would prejudice or interfere with the validity or Real Media USA's registration or ownership of any Mark.

            6. INFRINGEMENT. If RMSA becomes aware of (i) any unauthorized use or infringement by any third party of any Mark, and (ii) any assertion by any third party that RMSA's use of any Mark constitutes trademark, service mark, trade dress or trade name infringement, unfair competition or any other tortious act, RMSA will promptly notify Real Media USA. Real Media USA and RMSA will determine together in good faith what action Real Media USA should take, and RMSA will fully cooperate with such action, bear the costs of such action, and retain any amounts recovered. In the absence of such a determination, Real Media USA may take such action as it deems advisable at its own expense and retain any amounts recovered, and RMSA will fully cooperate with such action. If Real Media USA notifies RMSA that the use of any Marks is adjudicated infringing or unprotectable, or that Real Media had determined in its reasonable judgment to settle any action by modifying or ceasing the use of any Mark, the RMSA will immediately cease the use of such Mark or modify such Mark consistent with Real Media USA's instructions.

            7. TERM AND TERMINATION. This Agreement will continue in perpetuity unless terminated upon the mutual agreement of Real Media USA and RMSA, or unless terminated as follows:

                  (a) Real Media USA may terminate this Agreement on thirty (30) days notice in the event that RMSA becomes insolvent, or is unable to pay its debts when due, or makes any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or be adjudicated bankrupt or insolvent.

                  (b) If Real Media USA on the one hand, or RMSA on the other hand, breaches any of the terms and provisions of this Agreement or the Technology Transfer Agreement, the non-breaching party may terminate this Agreement after providing written notice describing such breach and the steps needed to cure such breach, and allow the breaching party thirty (30) days after the delivery of such notice in which to cure such breach. If the breach is not cured, then this Agreement shall terminate sixty (60) days after the date of delivery of notice. The failure of a party to terminate this Agreement for any one or more acts or instances constituting a breach shall in no way be construed as a waiver, express or implied, of such party's right to terminate for any other act or instance of like or different nature.

            8. EFFECT OF TERMINATION. Upon the termination of this Agreement under operation of Sections 7(a) or 7(b) by reason of a breach by RMSA, (a) RMSA's right to use the Marks and all of RMSA's other rights under this Agreement shall cease, (b) RMSA shall immediately cease all use of the Marks and all materials bearing the Marks, and shall not adopt or use any similar marks, trade names, or corporate names, and (c) all of the other rights, duties and obligations of the parties hereunder shall terminate except RMSA's obligations to cooperate in Real Media USA's prosecution or defense of any infringement claims in accordance with Section 6.

            9. ASSIGNMENT; SUBLICENSING. The rights granted to RMSA under this Agreement are personal to RMSA. Real Media USA does not grant, and nothing in this Agreement shall be construed as granting, RMSA the right to directly or indirectly sublicense or authorize others to use the Marks except as may be granted to online content providers and advertisers for limited use of the Marks on their own sites. RMSA may not directly or indirectly assign or transfer to any third party all or any part of its rights or duties under this Agreement; provided, however, that Real Media USA and RMSA may freely assign or transfer their rights and obligations under this Agreement to a corporate affiliate or to the successor of the business to which this Agreement relates.

            10. MISCELLANEOUS.

                  (a) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows: (i) if to Real Media USA: Real Media, Inc., 260 Fifth Avenue, New York, New York 10001, attention: President; with a copy to Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, attention: Gil C. Tily, Esq.; and (ii) if to RMSA: c/o PubliGroupe , S.A., Avenue des Mousquines 5, CH-1004, Lausanne, Switzerland, with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, attention: Joseph R. Rackman; or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the other.

                  (b) This Agreement shall be governed by the laws of the State of New York, United States of America, and may be amended or modified only by a writing executed by all parties, and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  (c) The invalidity of any provision of this Agreement will not affect the validity of the remaining provisions, and this Agreement will be construed as if such invalid provision had been omitted.

                  (d) In the event of a breach by any party hereto of the terms of this Agreement, the other party or parties hereto shall be entitled to all of their remedies at law and in equity. The parties hereto acknowledge that a breach of this Agreement will cause irreparable damage to the other party or parties, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, the parties hereto acknowledge that upon a breach of this Agreement, the other party or parties shall be entitled to injunctive or other equitable relief, without posting bond or other security.

                  (e) This Agreement sets forth all of the promises and undertakings between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written with respect to the subject matter hereof.

                  (f) This Agreement has been written in the English language. In the event of conflict between the English version and any version in any other language, the English version shall prevail.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.


                                    REAL MEDIA, INC.


                                    By:___________________________
                                       Name:
                                       Title:



                                    REAL MEDIA, S.A.


                                    By:___________________________
                                       Name:
                                       Title: